UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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Fauquier Bankshares, Inc.

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Fauquier Bankshares, Inc.
10 Courthouse Square
Warrenton, Virginia 20186
April 17, 2009
Fellow Shareholders:
You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Fauquier Bankshares, Inc. (the “Company”), the holding company for The Fauquier Bank (the “Bank”), to be held on May 19, 2009, at 9:30 a.m., Eastern Time, at Poplar Springs Inn Spa, Rogues Road, Casanova, Virginia.
The enclosed Notice of Annual Meeting and proxy statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of the Company, as well as a representative of Smith Elliott Kearns & Company, LLC, the Company’s independent accountants, will be present at the Annual Meeting to respond to any questions that shareholders may have regarding the business to be transacted. Detailed information relating to the Company’s activities and operating performance is contained in our 2008 Annual Report and 2008 Form 10-K, both which are also enclosed.
Your vote is important. Whether or not you expect to attend, please sign, date and return the enclosed proxy card promptly in the postage-paid envelope provided so that your shares will be represented. If your shares are held in the name of a broker or other nominee, you should instruct your broker or nominee how to vote on your behalf, or, if you plan to attend the meeting and wish to vote in person, bring with you a proxy or letter from your broker or nominee to confirm your ownership of shares.
On behalf of the Board of Directors and all of the employees of the Company and the Bank, I thank you for your continued interest and support.
Sincerely yours,
C. H. Lawrence, Jr.
Chairman
Fauquier Bankshares, Inc.

Fauquier Bankshares, Inc.
10 Courthouse Square
Warrenton, Virginia 20186
(540) 347-2700

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held Tuesday, May 19, 2009

Warrenton, Virginia
April 17, 2009
To the Shareholders of Fauquier Bankshares, Inc.:
NOTICE is hereby given that the Annual Meeting of Shareholders of Fauquier Bankshares, Inc. (the “Company”) will be held at Poplar Springs Inn Spa, Rogues Road, Casanova, Virginia, on Tuesday, May 19, 2009, at 9:30 a.m., Eastern Time (the “Annual Meeting”), for the following purposes:
1.	To elect four Class I directors to serve until the 2012 Annual Meeting of Shareholders of the Company and two Class III directors to serve until the 2011 Annual Meeting of the Shareholders of the Company, or until their successors are duly elected and qualify.

2.	To ratify the selection of Smith Elliott Kearns & Company, LLC as the Company’s independent public accountants to audit the books of the Company and its subsidiary for the current year.

3.	To approve an amendment to the Company’s Articles of Incorporation to authorize 2,000,000 shares of preferred stock.

4.	To approve an amendment to the Company’s Articles of Incorporation to revise the Article relating to indemnification.

5.	To approve the Fauquier Bankshares, Inc. Stock Incentive Plan.

6.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof, including whether or not to adjourn the Annual Meeting.
The Board of Directors has fixed the close of business on March 13, 2009, as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting.
A copy of the annual report of the Company for the year ended December 31, 2008, a copy of the Company’s 2008 Form 10-K, a proxy card and a proxy statement accompany this notice.
It is important that your shares be represented at the meeting. Whether or not you expect to be present in person, please complete, sign, date, and promptly mail the enclosed proxy card. A return envelope is enclosed for your convenience that requires no postage if mailed within the United States. If you are present at the meeting, you may, if you wish, withdraw your proxy and vote your shares personally. Any shareholder giving a proxy has the right to revoke it at any time before it is exercised by providing written notice to the Secretary of the Company.
If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares “held in street name,” and these proxy materials are being forwarded to you by your broker or nominee. Your name does not appear on the register of shareholders and in order to be admitted to the meeting, you must bring a proxy or letter showing that you are the beneficial owner of the shares. Unless you have obtained a proxy from your broker or nominee, you will not be able to vote at the meeting and should instruct your broker or nominee how to vote on your behalf.
Fauquier Bankshares, Inc.
By Order of the Board of Directors
Edna T. Brannan, Secretary

Fauquier Bankshares, Inc.
10 Courthouse Square
Warrenton, Virginia 20186
(540) 347-2700
PROXY STATEMENT
SOLICITATION AND VOTING OF PROXIES
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Fauquier Bankshares, Inc. (the “Company”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at Poplar Springs Inn Spa, Rogues Road, Casanova, Virginia, on Tuesday, May 19, 2009 at 9:30 a.m., Eastern Time, and at any adjournments thereof.
The cost of proxy solicitation will be borne by the Company. Additional solicitations may be made by letter, e-mail, telephone or facsimile by the Company or by its directors or regular employees, without additional compensation.
The Company began mailing this proxy statement and the form of proxy solicited hereby to its shareholders on or about April 17, 2009.
Any proxy given pursuant to this solicitation may be revoked by the person executing it at any time prior to its exercise by submitting to the Secretary of the Company a written notice of revocation or a properly-executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting.
VOTING SECURITIES
As of March 13, 2009, the record date fixed for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, there were outstanding shares of common stock, which is the only class of stock of the Company. Each share of common stock is entitled to one vote on each matter to be voted upon at the Annual Meeting. Shares of stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted as specified therein. If no specification is made, shares represented by signed proxy cards will be voted for the election of each of the nominees for director named in this proxy statement, for the ratification of the selection of Smith Elliott Kearns & Company, LLC (“Smith Elliott”) as the Company’s independent public accountants, for the proposed amendments to the Company’s articles of incorporation and for the approval of the Fauquier Bankshares, Inc. Stock Incentive Plan.
The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. In the event that there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.
Shares for which a holder has elected to abstain or to withhold the proxies’ authority to vote, and broker non-votes (shares held by customers which may not be voted on certain matters because the broker has not received specific instructions from the customers), will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matters.

PROPOSAL ONE:
ELECTION OF CLASS I and CLASS III DIRECTORS
The Company’s articles of incorporation provide that the Board of Directors of the Company is classified into three classes (I, II and III), with one class being elected every year for a term of three years. In addition, under Virginia law, a director appointed to the Board of Directors in between meetings of the shareholders must stand for election at the next annual meeting of shareholders. The Board of Directors currently consists of twelve directors. The terms of office of the Class I directors expire this year.
Messrs. Adams, Norman, Frostick and Keyser, each of whom currently serves as a Class I director, are proposed for election as Class I directors. If elected, these individuals shall hold office until the 2012 Annual Meeting and until their successors shall have been elected and shall qualify. Mr. Lawrence currently serves as a Class I director. However, due to his announced retirement plans as of December 31, 2009, he is proposed for election as a Class III director, along with Mr. Graap. If elected, these two individuals shall hold office until the 2011 Annual Meeting and until their successors shall have been elected and shall qualify.
Certain information is set forth below concerning the nominees for election at the 2009 Annual Meeting, as well as the other current Class II and III directors who will continue in office until the 2010 and 2011 Annual Meetings, respectively.
Nominees for Election at 2009 Annual Meeting
Class I (To Serve Until the 2012 Annual Meeting)
John B. Adams, Jr., 64, has been a director of the Company since 2003 and a director of the Bank since 2002. He was elected Vice Chairman of the Bank in January 2004. Mr. Adams was President and Chief Executive Officer of A. Smith Bowman Distillery from 1989 through October 2003. Mr. Adams serves as President and Chief Executive Officer of Bowman Companies, primarily a family real estate holding company, and is a director of Universal Corporation, a publicly traded company headquartered in Richmond, Virginia.
John J. Norman, Jr., 46, has been a director of the Company and a director of the Bank since 1998. Mr. Norman has served as President and Principal Broker of Norman Realty, Inc., a commercial real estate sales and leasing brokerage in Manassas, Virginia since June 2001. He served as Vice President and Associate Broker for Norman Realty, Inc. from 1991 to June 2001, and as a sales agent of the company from 1989 to 1991. Mr. Norman founded Norman Property Services in 1993, and Blueline Conservation Incentives, LLC in 2005, and serves as president of both organizations.
Randolph D. Frostick, 52, has been a director of the Company and a director of the Bank since January 2009. He is Vice President and a Shareholder of Vanderpool, Frostick and Nishanian, P.C., a law firm located in Manassas, VA., which focuses primarily on civil litigation, business, employment, and real estate transactions, financing, land use and development. Mr. Frostick joined the firm in 1987.
Jay B. Keyser, 52, has been a director of the Company and a director of the Bank since January 2009. He is the Chief Executive Officer of William A. Hazel Inc., a site construction company headquartered in Chantilly, Virginia, where he has served for over 19 years in various capacities, including Chief Financial Officer and Executive Vice President. He received his CPA certification in 1982 and is a member of the American Institute of Certified Public Accountants and the Virginia Society of CPAs.
Class III (To Serve Until the 2011 Annual Meeting)
C. H. Lawrence, Jr., 64, has been a director of the Company since 1984 and a director of the Bank since 1980. He has been Chairman of the Company and of the Bank since June 2006. Mr. Lawrence is a consultant and has been an independent contractor with the Bank since February 1998. He was owner and general manager of Country Chevrolet, Inc. from 1976 to 1997. Mr. Lawrence served as Chairman of the Bank from March 1996 to March 1997.
Eric P. Graap, 56, has been a director of the Company and a director of the Bank since January 2009. He has served as Executive Vice President of the Company and the Bank since May 2007, and was Senior Vice President of the Company and the Bank from November 2000 to May 2007. He has been the Chief Financial Officer of the Company and the Bank since 2000.
Directors Continuing in Office After 2009 Annual Meeting
Class II (Term Expires in 2010)
Randy K. Ferrell, 58, has been a director of the Company since 2003 and a director of the Bank since 2002. He has been President of the Company since May 2003 and Chief Executive Officer since June 2004. He has been Chief Executive Officer of the Bank since June 2003 and President of the Bank since 2002. He served as Senior Vice President of the Company from 1994 to May 2003. Mr. Ferrell was Chief Operating Officer of the Bank from 2002 to June 2003, Executive Vice President of the Bank, Commercial and Retail Banking and Management Information Systems from 2001 to 2002, and Senior Vice President, Commercial Lending from 1994 to 2001.
Brian S. Montgomery, 56, has been a director of the Company and a director of the Bank since 1990. Mr. Montgomery has been owner and President of Warrenton Foreign Car, Inc. located in Warrenton, Virginia, since 1972.
P. Kurtis Rodgers, 41, has been a director of the Company and a director of the Bank since March 2007. Mr. Rodgers is President and Chief Operating Officer of S.W. Rodgers Co., Inc., a heavy highway site contractor headquartered in Gainesville, Virginia that operates throughout Virginia. Prior to his appointment as President and Chief Operating Officer in 1998, Mr. Rodgers served in a variety of capacities within S.W. Rodgers Co., Inc.
Sterling T. Strange, III, 48, has been a director of the Company and the Bank since March 2007. Mr. Strange is President and Chief Executive Officer of The Solution Design Group, Inc., an information technology consulting firm to the transportation industry located in Warrenton, Virginia and Orlando, Florida. Prior to establishing The Solution Design Group in 2004, Mr. Strange founded Decision Support Technologies, Inc., which was sold to Air-Transport IT Services, where he served as Executive Vice President and Chief Solutions Officer beginning in 2002.
Class III (Term Expires in 2011)
Douglas C. Larson, 62, has been a director of the Company and a director of the Bank since 1996. Mr. Larson has been Vice President of the Piedmont Environmental Council since December 2000. The Piedmont Environmental Council is a non-profit organization working to promote and protect the natural resources, the rural economy, the history and the beauty of the nine county Piedmont region. From 1977 through November 2000, he served in various capacities at the Airlie Foundation, a conference and research center in Fauquier County, Virginia.
Randolph T. Minter, 49, has been a director of the Company and a director of the Bank since 1996. Mr. Minter has been President and owner of Moser Funeral Home, Inc. since 1986, having worked prior to that time in various positions at the funeral home since 1980. He also has owned and operated Bright View Cemetery, Inc. in Fauquier County, Virginia since 1990.

The Board recommends that the shareholders vote “FOR” the above nominees as directors. The persons named in the proxy will vote for the election of the above nominees unless authority is withheld. The nominees receiving the greatest number of affirmative votes cast at the Annual Meeting will be elected. The Board of Directors has no reason to believe that any of the above nominees will be unable to serve as a director. However, if any should be unable for any reason to accept the nomination or election, it is the intention of the persons named in the proxy to vote those proxies authorizing them to vote for the election of directors for the election of such other person or persons as the Board of Directors may in its discretion recommend.
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
Independence. A majority of the directors are “independent directors” as defined by the listing standards of the NASDAQ Stock Market LLC (“NASDAQ”), and the Board of Directors has determined that these independent directors have no relationships with the Company that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director. The independent directors are Messrs. Adams, Frostick, Keyser, Larson, Lawrence, Minter, Montgomery, Norman, Rodgers, and Strange.. In determining the independence of the directors, the Board considered the following relationships that Mr. Lawrence and Mr. Norman have with the Company: (i) Mr. Lawrence serves as a consultant to the Bank and is paid for this service pursuant to an arrangement described on page 10; and (ii) Norman Realty, Inc., of which Mr. Norman serves as President, has been engaged by the Bank to scout potential sites for future branches and would receive a sales commission from the seller of any property purchased by the Bank under this engagement. After considering these relationships, the Board concluded that Messrs. Lawrence and Norman are both independent.
Shareholder Communications with the Board of Directors. Any shareholder who wishes to contact the Board of Directors or any of its members may do so by writing to Fauquier Bankshares, Inc., Board of Directors, c/o Secretary, 10 Courthouse Square, Warrenton, Virginia 20186. The Secretary of the Company will promptly forward all such communications to the specified addressees. Communications may also be directed to the Board of Directors through our website: www.fauquierbank.com under “Contact Us.” Emails sent through our website clearly addressed to the Board of Directors or to a specific director will be forwarded by our webmaster as indicated.
Meetings and Attendance. During the year ended December 31, 2008, the Board of Directors held fourteen meetings. Each director attended at least 75% of the aggregate of: (i) the number of Board meetings held during the period in which he or she has been a director and (ii) the number of meetings of all committees on which he or she served.
The Company has not adopted a formal policy on Board members’ attendance at our annual meetings of shareholders, although all Board members are encouraged to attend. All Board members attended our 2008 Annual Meeting of Shareholders.
Audit Committee. The Board has an Audit Committee, composed entirely of directors who satisfy the independence and financial literacy requirements for audit committee members under the NASDAQ listing standards and applicable Securities and Exchange Commission (“SEC”) regulations. In addition, at least one member of the Audit Committee has past employment experience in finance or accounting or comparable experience which results in the individual’s financial sophistication. The Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Company’s independent registered public accounting firm. The Audit Committee held seven official meetings and several informal discussions in 2008. The Audit Committee report is set forth below. The current members of the Audit Committee are Messrs. Adams, Larson, Strange and Norman. The Board of Directors has determined that Messrs Norman and Strange qualify as the audit committee financial experts as defined by SEC regulations and has designated them as the Company’s Audit Committee Financial Experts. The Audit Committee operates pursuant to a written charter, which is posted on the Bank’s website:

www.fauquierbank.com under “Investor Relations – Corporate Governance.” The committee reviews and reassesses the charter annually and recommends any changes to the Board for approval.
Compensation and Benefits Committee. The Company has a Compensation and Benefits Committee, whose function is to aid the full Board of Directors of the Company in meeting its overall responsibilities with regard to the oversight and determination of executive compensation. The committee, composed entirely of directors who satisfy the independence requirements for compensation committee members under the NASDAQ listing standards, held seven official meetings and several informal discussions in 2008. The current members of the Company’s Compensation and Benefits Committee are Messrs. Keyser, Larson, Lawrence, Minter, Montgomery and Rodgers. These same directors serve as the Bank’s Compensation and Benefits Committee, whose function is to aid the Board of Directors of the Bank in meeting its overall responsibilities with regard to the oversight and determination of executive compensation. The Bank’s Compensation and Benefits Committee held seven official meetings and several informal discussions during 2008.
The Compensation and Benefits Committees operate pursuant to written charters, which are posted on the Bank’s website: www.fauquierbank.com under “Investor Relations – Corporate Governance.” The Committees review and reassess the charters annually and recommend any changes to the Board for approval.
Board Governance and Nominating Committee. The responsibilities of the Board Governance and Nominating Committee include the evaluation of the Board’s structure, personnel and processes, along with the responsibility for making recommendations to the full Board regarding nominations of individuals for election to the Board of Directors. The committee is composed entirely of directors who satisfy the independence requirements for nominating committee members under the NASDAQ listing standards. The members of the Board Governance and Nominating Committee are Messrs. Adams, Frostick, Lawrence, Norman and Rodgers. The committee held six official meetings in 2008 and several informal discussions. The committee operates pursuant to a written charter, which is posted on the Bank’s website: www.fauquierbank.com under “Investor Relations – Corporate Governance.” The committee reviews and reassesses the charter annually and recommends any changes to the Board for approval.
Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition. The committee generally reviews a potential candidate’s background, experience and abilities, the contributions the individual could be expected to make to the collective functioning of the Board and the needs of the Board at the time. The Board has adopted Corporate Governance Guidelines for the Company, which outline certain specific criteria that the Board seeks to attract, which include (i) a commitment to the Company’s purpose and to all stakeholders equally; (ii) informed, mature and practical judgment developed as a result of management or policy-making experience; (iii) business acumen, with an appreciation of the major issues facing a company of comparable size and sophistication; (iv) financial literacy in reading and understanding key performance reports; (v) integrity and an absence of conflicts of interest; (vi) visionary thinking and strategic planning expertise; (vii) ability to influence others; (viii) strong organizational and self-management skills; (ix) being independent according to NASDAQ listing standards; (x) having sufficient time to prepare and meet Board commitments; and (xi) meeting age limit requirements.
The Board Governance and Nominating Committee will consider candidates for directors proposed by shareholders. The committee has no formal procedures for shareholders to submit candidates for consideration, and, until otherwise determined, will accept written submissions that include the name, address and telephone number of the proposed nominee, along with a brief statement of the candidate’s qualifications to serve as a director. All such shareholder recommendations should be submitted to the attention of the Chairman, Board Governance and Nominating Committee, Fauquier Bankshares, Inc., 10 Courthouse Square, Warrenton, Virginia 20186, and must be received no later than November 15, 2009 in order to be considered for the next annual election of directors. Any candidates submitted by a shareholder are reviewed and considered in the same manner as all other candidates. The current nominees for Class I and Class III members of the Board of Directors were approved on the recommendation of the Board Governance and Nominating Committee.
In addition, in accordance with the bylaws of the Company, any shareholder entitled to vote in the election of directors generally may directly nominate one or more persons for election as directors at an Annual Meeting if the shareholder gives written notice of his or her intent to make such nomination. In accordance with the Company’s bylaws, a shareholder nomination must include (i) the name and address of the shareholder who intends to make the nomination and of the person(s) to be nominated, (ii) a representation that the shareholder is an owner of common stock of the Company, entitled to vote, and intends to appear at the Annual Meeting (in person or by proxy) to nominate the individual(s) specified in the notice, (iii) a description of all arrangements or understandings between the shareholder and each nominee for director pursuant to which the nomination(s) are made by the shareholder, (iv) such other information regarding such nominee proposed by the shareholder as required in the proxy rules of the SEC including the amount and nature of each nominee’s beneficial ownership, age and principal occupation for the past five years, and (v) the written consent of each nominee to serve as a director of the Company if so elected. All such nominations for the 2010 Annual Meeting must be in proper written form and received by the Secretary of the Company by February 18, 2010.
On January 15, 2009, the Board Governance and Nominating Committee recommended and the Board approved Stock Ownership Guidelines for Directors and Named Executive Officers. The Board of Directors considers ownership of Company stock by directors and executive officers to be important to align the interests of such directors and executive officers with the Company’s shareholders. Accordingly, the Board established stock ownership guidelines to the effect that, prior to the later of November 20, 2013, or five years after becoming a director, the chief executive officer or other named executive officer in the Summary Compensation Table, all such directors and officers shall attain minimum stock ownership of shares of Company stock in accordance with the table set forth below, and maintain sufficient share ownership to meet this requirement so long as he or she serves as a director or chief executive officer, or with respect to other named executive officers, so long as he or she continues to be an other named executive officer. For the purposes of these guidelines, the effective date of an officer becoming an other named executive officer is the date of the Company’s proxy statement in which the officer is named, and such officer shall continue to be an other named executive officer until the proxy statement relating to the following year’s annual meeting or until the other named executive officer’s employment terminates.

Position	Share Ownership Requirement
Chief Executive Officer	25,000 shares
Other Named Executive Officer	15,000 shares
Director	5,000 shares
A major purpose of these guidelines is to strike a balance between the objectives of stock ownership and individual financial planning. In the event that a director’s or officer’s stock ownership falls below the applicable share ownership requirement, the director or officer shall have one year from such date to acquire a sufficient number of shares of Company common stock to meet the applicable share ownership requirement. Directors and officers shall retain at least 50% of shares of Company common stock received as direct stock grants, restricted stock grants or upon exercise of options in consideration of service as director or officer of the Company until the applicable share ownership requirement has been met. No additional retention is required thereafter.
All shares owned outright and vested restricted stock shall be counted in determining compliance with the share ownership requirements. Stock options (vested and unvested) and unvested restricted stock shall not be counted.

As a group, our directors and named executive officers beneficially owned approximately of our outstanding stock, and our Chief Executive Officer owns approximately of our outstanding stock as of March 13, 2009.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), officers, directors and beneficial owners of more than 10% of the Company’s common stock are required to file reports on Forms 3, 4 and 5 with the SEC to report their beneficial ownership of the Company’s common stock as well as certain changes in such beneficial ownership. Based solely upon the Company’s review of such reports, the Company reports that there were twelve late filings during the fiscal year ending December 31, 2008. The twelve Form 4 late filings were related to a one-time restricted stock grant to all of the directors.

DIRECTOR COMPENSATION
Retainer and Meeting Fees. Non-employee directors of the Bank received an annual retainer of $5,000 for Bank board service during 2008. Non-employee directors of the Company received an annual retainer of $3,000 for Company board services during 2008. Annual retainers are pro-rated at one half for any director who does not serve after the annual meeting of shareholders. In 2008, non-employee directors of the Company received a fee of $300 for each Company Board and committee meeting attended (except that Committee Chairmen for the Audit, Compensation and Benefits and Board Governance and Nominating Committees received $400 for each Company committee meeting they chaired) and non-employee directors of the Bank received a fee of $500 for each Bank Board meeting and $300 for each Bank committee meeting attended. Non-employee directors of the Company received a fee of $800 for each joint meeting of the Company and the Bank Boards attended.
Non-Employee Director Stock Option Plan. The Company had a Non-Employee Director Stock Option Plan (the “Director Option Plan”) that expired in 1999. The purpose of the Director Option Plan was to promote a greater identity of interest between non-employee directors and the Company’s shareholders by increasing each non-employee director’s proprietary interest in the Company through the award of options to purchase Company common stock. Under the Director Option Plan, each director who was not an employee of the Company or the Bank received an option grant covering 2,240 shares of Company common stock on April 1 of each year during the five-year term of the Director Option Plan. The first grant under the Director Option Plan was made on May 1, 1995. During the term of the Director Option Plan, options for 120,960 shares were granted under the plan. There are options for 10,700 shares remaining available to be exercised. The exercise price of awards was fixed at the fair market value of the shares on the date the option was granted. The options granted under the plan became exercisable six months from the date of grant except in the case of death or disability. Options that are not exercisable at the time a director’s service on the Board terminates for reasons other than death, disability or retirement in accordance with the Company’s policy are forfeited.
Omnibus Stock Ownership and Long-Term Incentive Plan. The Company has an Omnibus Stock Ownership and Long-Term Incentive Plan (the “Omnibus Plan”), which was established in 1998 for employees and amended and restated in 2000 to include non-employee directors. The Company reserved 180,000 shares of stock for awards to non-employee directors during the term of the plan, which expires on December 31, 2009. Under the Omnibus Plan, non-qualified options to acquire shares of Company common stock, restricted stock, stock appreciation rights, and/or units may be granted from time to time to non-employee directors of the Company and of any of its subsidiaries.
In 2008, non-employee directors received restricted stock awards equal in value to 40% of the restricted stock incentive earned by management under the 2007 Management Incentive Plan divided by the number of directors eligible for the awards. The Compensation and Benefits Committee determined the dollar amount earned in relation to the Management Incentive Plan and then determined the number of restricted shares to award by dividing that amount by the closing price of the Company’s common stock on the day prior to such determination. Only directors continuing in office after the 2008 Annual Meeting were eligible to receive restricted stock awards. On February 14, 2008, 625 shares of restricted stock were awarded to each non-employee director continuing in office after the 2008 Annual Meeting under the Omnibus Plan. These shares vest on February 14, 2011.
In February 2008, the Compensation and Benefits Committee recommended, and the Board approved, de-linking the calculation of non-employee director’s restricted stock grant from the Management Incentive Plan as described above. Beginning in 2009, restricted stock grants will be calculated by dividing $8,500, the average restricted stock grant awarded in 2004 through 2007, by the closing price of the Company’s common stock on the day prior to the day the Compensation Committee makes the determination. This approach was chosen because it is more consistent with shareholder’s long-term interest and increases director ownership of Company shares.

The Omnibus Plan will terminate on December 31, 2009. The Company expects that it will continue awarding restricted stock to its non-employees directors under a new equity plan, if the plan is approved by shareholders at the Annual Meeting. See “Proposal 5 – Approval of the Fauquier Bankshares, Inc. Stock Incentive Plan” beginning on page 38.
Consulting Agreement with C. H. Lawrence, Jr. Pursuant to a written agreement, Mr. Lawrence performs specific duties for the Bank on a part-time basis in addition to his duties as a director of the Company. These duties include business development, and planning and conducting various sales training classes for Bank employees such as “Establishing Customer Relationships for Managers and Customer Sales Representatives”, “Building a Winning Sales Team”, and “Developing Teller Excellence”. Mr. Lawrence’s compensation for these part-time services is $500 for each half day and $1,000 for each full day of services provided to the Bank. During 2008, compensation to Mr. Lawrence for these services totaled $14,000, which compensation is in addition to the compensation Mr. Lawrence receives as a director of the Company. Either party may terminate the agreement at any time.
The following table provides compensation information for the year ended December 31, 2008 for each non-employee director.
Director Compensation

					Change in
				Non-	Pension Value
				Equity	and
				Incentive	Nonqualified
	Fees Earned			Plan	Deferred	All Other
	or Paid in	Stock	Option	Compen-	Compensation	Compen-
	Cash [2]	Awards [3,4]	Awards	sation	Earnings	sation	Total
Name [1]	($)	($)	($)	($)	($)	($)	($)
C. H. Lawrence, Jr. Chairman of the Board	48,700	9,634	—	—	—	14,000 [5]	72,334
John B. Adams, Jr.	29,500	9,634	—	—	—	—	39,134
Douglas C. Larson	31,600	9,634	—	—	—	—	41,234
Randolph T. Minter	31,700	9,634	—	—	—	—	41,334
Brian S. Montgomery	32,800	9,634	—	—	—	—	42,434
John J. Norman, Jr.	21,200	9,634	—	—	—	—	30,834
P. Kurt Rodgers	22,000	3,380	—	—	—	—	25,380
Sterling T. Strange	21,100	3,380	—	—	—	—	24,480
H. Frances Stringfellow	24,400	9,634	—	—	—	—	34,034

(1)	Randy K. Ferrell, the Company’s President and Chief Executive Officer is not included in this table as he is an executive of the Company and thus receives no compensation for his services as a director. The compensation received by Mr. Ferrell as an executive of the Company is shown in the Summary Compensation Table on page 20.

(2)	Because each Company director also serves on the Bank’s board of directors, the amounts reported in this table reflect compensation for board service paid by the Company and the Bank.

(3)	Reflects the dollar amount amortized and recognized in the fiscal year for financial statement reporting purposes in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123(R) for restricted stock awards granted during 2006, 2007, 2008 under the Omnibus Plan. As of December 31, 2008, each non-executive director held the following shares of restricted stock: Mr. Montgomery: 1,342; Mr. Adams: 1,342; Mr. Lawrence: 1,342; Mr. Larson: 1,342; Mr. Minter: 1,342; Mr. Norman: 1,342; Mr. Rodgers: 625; Mr. Strange: 625; and Ms. Stringfellow: 1,342. Assumptions used in the calculation of these amounts are included in Note 14 to the Company’s audited financial statements for the fiscal year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the SEC on March , 2009.

(4)	Each non-executive director received an award of 625 shares of restricted stock on February 14, 2008 under the Omnibus Plan, which shares vest on February 14, 2011. The grant date fair value of each restricted stock award to the non-executive directors for 2008, computed in accordance with SFAS No. 123(R), was $17.70 per share or $3,380 per director. Assumptions used in the calculation of these amounts are included in Note 14 to the Company’s audited financial statements for the fiscal year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the SEC on March , 2009.

(5)	As discussed above, Mr. Lawrence performs specific duties for the Bank on a part-time basis in addition to his duties as a director of the Company and the Bank. Mr. Lawrence’s compensation for these part-time services is $500 for each half day and $1,000 for each full day of services provided to the Bank. During 2008, compensation to Mr. Lawrence for these services totaled $14,000, which compensation is in addition to the compensation Mr. Lawrence receives as a director of the Company and the Bank.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Compensation Philosophy. The Company strives to be an organization where work is satisfying to our staff and where knowledgeable and skillful associates can work in a challenging and rewarding atmosphere. Achievement of these goals is critical to the Company’s ability to provide quality products and services to its clients, as well as a reasonable return to its shareholders. The Company considers compensation an integral part of this strategy. The compensation system must support the achievement of these goals by making a significant contribution to the achievement of strategy and objectives at an acceptable level of compensation and ongoing development of the organization and its human resources.
The Company’s compensation system is designed to result in the achievement of the Company’s objectives. To this end, the compensation system is designed to: (i) attract employees whose qualifications clearly meet or exceed the minimum education, experience and skills specified for each job; (ii) attract individuals who are willing to be held accountable for results; (iii) retain those who achieve the high level of results expected; (iv) motivate employees to seek additional accountability; take reasonable risks and achieve greater than expected results; (v) differentiate employees between those who perform and those who do not want to be accountable or fail to achieve results.
Overview of Compensation Program. The Company’s Compensation and Benefits Committee (the “Committee”) approves the Company’s compensation philosophy, strategy and policy. Although executive compensation is primarily paid by the Bank, the Committee develops Company goals and objectives relevant to the compensation of the Chief Executive Officer and the Company’s other executive officers, including developing annual and long-term performance objectives for the Chief Executive Officer for joint approval by the Boards of the Company and the Bank, and developing and approving annual and long-term performance objectives for the executive officers other than the Chief Executive Officer.

With the assistance of the Bank and Company Boards, the Committee evaluates the performance of the executive officers and sets their annual compensation, including annual salary, cash and equity incentive awards, and other direct or indirect benefits. The Chief Executive Officer makes recommendations regarding compensation with respect to the other executive officers, although the Committee makes the final decision. The Committee also annually approves compensation structures, job values, compensation budgets and distribution guidelines of the Bank with the Bank’s Board of Directors’ approval. In addition to the Chief Executive Officer, Human Resources Department personnel periodically attend Committee meetings and make presentations to the Committee on compensation and benefits matters. The Committee meets in executive session, without the CEO, when discussing CEO compensation.
Finally, the Committee is responsible for reviewing the competitiveness of the Company’s executive compensation programs to ensure (i) the attraction and retention of senior management; (ii) the motivation of senior management to achieve the Company’s business objectives; and (iii) the alignment of the interests of key leadership with the long-term interests of the Company’s shareholders.
The Company’s Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer, are referred to throughout this discussion as the “named executive officers” or “NEOs.”
Establishing Executive Compensation. The Company compensates our NEOs, including other members of senior management, through a mix of base salary, cash and equity incentive compensation, and perquisites and benefits designed to be competitive with our peer financial institutions. Cash and equity incentive awards to senior management are made pursuant to our Management Incentive Plan, which is designed to reward company-wide performance through tying awards to selected performance goals including return on equity, loan growth, and core deposit growth. We want to provide our NEOs with a level of assured cash compensation in the form of base salary as well as cash and equity opportunities in the form of incentive compensation that will help recruit, retain and reward competent and effective executive talent, and at the same time align senior management’s interests with the long-term interests of our stockholders.
The compensation planning process consists of annually establishing an overall executive compensation package and then allocating that compensation among base salary, cash and equity incentives under the Management Incentive Plan. In order to recruit and retain top executive talent whom we expect to provide performance that will create and sustain long-term value for our stockholders, we intentionally pay overall compensation that is competitive with our peer companies. Our base salaries are comparable with the base salaries paid by most of our peer companies for comparable positions. We generally offer higher at-risk (or incentive) compensation components in the form of cash and equity incentive compensation under our Management Incentive Plan, and incentive compensation comprises a large portion of our total compensation.
In September 2007, the Compensation Committee engaged the services of Pearl Meyer & Partners (“PM&P”), an independent compensation consulting firm, to assist in the annual establishment of an overall executive compensation package beginning in 2008. PM&P conducted a competitive market assessment detailing the market positioning of the Company’s senior executives (including the NEOs) based on elements of compensation including base salaries, short-term incentives, and long-term incentives. This assessment compared our senior executives to similar positions at comparable financial institutions based on a peer group of publicly-traded banks as well as industry specific survey market data. The peer group used in this assessment included 17 publicly-traded banks, similar in asset size compared to the Company, and predominantly located in the greater Washington, D.C. / northern Virginia area (see detailed listing below). Industry specific survey sources included America Community Banker’s, Amalfi Consulting (formerly Clark Consulting), and Watson Wyatt; employing the appropriate asset size ($300M — $800M) and regional data cuts, when available.

The following is a listing of the 17 publicly-traded peer group firms employed in the competitive market assessment:

Abigail Adams National Bancorp, Inc.	Cecil Bancorp, Inc.	Gateway Financial Holdings
Access National Corporation	Central Virginia Bankshares, Inc.	Middleburg Financial Corp.
Alliance Bankshares Corporation	Eagle Bancorp, Inc.	Old Point Financial Corp.
Annapolis Bancorp, Inc.	Eagle Financial Services, Inc.	Tri-County Financial Corp.
C&F Financial Corporation	Eastern Virginia Bankshares, Inc.	Valley Financial Corporation
Carrollton Bancorp	First National Corporation
PM&P presented the competitive market assessment to the Committee at its meeting at the beginning of 2008, so the Committee could refer to the information in determining base salary changes for 2008 and assess the competitiveness and structure of its short and long-term incentive plans. In addition, PM&P provided assistance to the Committee throughout 2008 including assisting with changes to the short and long-term incentive plan structures as well as with implementing stock ownership guidelines.
Decisions regarding the base salaries for the NEOs are generally made at the Committee’s first meeting following the availability of the Company’s financial results for the prior year. In addition to referring to the consultant’s peer analysis, the Committee uses the prior year financial results to evaluate the NEO’s performance against his individual performance plan for the prior year.
Generally at this meeting, the Committee also determines the extent to which the cash and equity incentive awards under the Management Incentive Plan for the prior year were earned by measuring actual outcomes against the pre-determined performance goals. The Committee sets the performance goals for the Management Incentive Plan for the current year at its next meeting. The performance goals are made as early as practicable in the year in order to maximize the time period for the incentives associated with the awards to be achieved. The Committee’s schedule is determined several months in advance, and the proximity of the granting of any equity awards to announcements of earnings or other market events is coincidental.
The Chief Executive Officer attends these Committee meetings, although the Chief Executive Officer is not present during deliberations or voting concerning his own compensation. The Committee seeks the Chief Executive Officer’s input regarding the performance evaluation and compensation recommendations for the Chief Financial Officer and the Chief Operating Officer. The Chief Executive Officer sets base salaries and makes cash incentive awards to non-executive officer senior management within specific guidelines established by the Committee. The Committee does not delegate authority to the Chief Executive Officer with respect to equity awards of any kind.
Base Salaries. Based on an evaluation of the officers performance against their individual performance plans for 2007, reference to the competitive market analysis provided by the compensation consultant and a review of the Company’s overall performance in 2007, the Committee set the base salary for the Chief Executive Officer for 2008 at $250,000, for the Chief Operating Officer for 2008 at $159,000 and for the Chief Financial Officer for 2008 at $166,000. These 2008 base salaries were increased from 2007, reflecting the Committee’s determination that the Company and each NEO had performed well in 2007. In an effort to continue to align our executive compensation with the interests of our shareholders, base salaries for the Chief Executive Officer, the Chief Operating Officer, and the Chief Financial Officer did not increase from 2008 to 2009.
Management Incentive Plan. Our practice is to award incentive compensation based on satisfactory completion of pre-determined Company performance objectives. Cash and equity incentive awards to senior management are made pursuant to our Management Incentive Plan, which is designed to reward the achievement of company-wide performance through the tying of awards to selected performance measures such as net income, return on average equity, net loan growth, transaction deposit growth, and approved tactical action plans. The Committee recommends Company performance goals and award payouts under the Management Incentive Plan for approval by the Board of Directors. The Committee has the discretion to increase or decrease cash or equity awards earned under the Management Incentive Plan with approval by the Board of Directors.
The Committee reviewed the Company’s strategic objectives for 2008 and chose factors relative to the primary objectives, weighting each factor in the order of priority.  The NEOs’ performance goals for 2008 were based on the following four measures of the Company’s 2008 performance: return on average equity (weighting: 70%), net loan growth (weighting: 10%), transaction deposit growth (weighting: 10%), and strategic initiatives (weighting: 10%).  The four performance criteria were measured against the Company’s actual budget for 2008, which the Company considers confidential strategic information and does not publicly disclose for competitive reasons.  The performance goals were also scaled so that a recipient could receive part of an award in the event that a portion of the targeted goals were achieved.  The Committee believes these performance goals are in line with incentives offered to comparable financial institutions and were fair, equitable and competitive for senior management.  The overall Company performance goal included a threshold of 70%, which meant that if Company performance was below 70% of the overall target on the four measures, no incentive awards would be paid under the Management Incentive Plan for 2008.
The Committee used these performance goals to determine incentive awards earned under the Management Incentive Plan for 2008 performance.  During 2008, the target threshold was not met and no incentive compensation was paid.
Cash Incentive Compensation. Consistent with our approach for allocating overall compensation, and as provided in his employment agreement, the Chief Executive Officer’s target cash payout under the Management Incentive Plan for 2008 was set at 40% of base salary based upon 100% attainment of the Company’s budgeted return on average equity, loan growth, and deposit growth goals for 2008. The Chief Operating Officer’s and Chief Financial Officer’s target cash payout under the Management Incentive Plan for 2008 was set at 30% of base salary based upon 100% attainment of the same company goals. Consistent with the purpose of rewarding strong Company performance, the maximum amount that could be earned under these award formulas was 150% of the target cash payout for Company performance over 120%. There was also a minimum level of performance required to earn any portion of this cash incentive award. No cash incentive award would be earned for Company performance resulting in less than 70% of the overall 2008 budgeted amount. No cash incentive payouts for the Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer under the Management Incentive Plan for 2008 were paid because the target threshold was not met.
Equity Incentive Compensation. We grant equity awards under our Omnibus Stock Ownership and Long-Term Incentive Plan adopted in 1998 and amended and restated in 2000. Prior to 2003, the Company awarded stock options to senior management as a long-term incentive to align the NEOs’ interests with other stockholders and to encourage stock ownership. In 2003, no equity awards were granted to senior management. In 2004, after determining that grants of restricted stock would generally be more effective than grants of stock options at aligning the interests of the executives with those of the Company’s shareholders, the Committee, with Board approval, began to utilize restricted stock grants in lieu of stock options. Our restricted stock grants are “performance-based.” Restricted stock is only awarded to the extent the Company has achieved the specified performance goals for the year. Once awarded, the restricted stock has three year vesting.
Under the Management Incentive Plan, the NEOs receive an equity award consisting of restricted stock equal in value to 90% of the cash incentive award earned under the plan for the year. The Committee determines the dollar amount of the cash incentive earned under the Management Incentive Plan, and then determines the number of restricted shares earned by dividing that amount by the closing price of the Company’s common stock on the day prior to such determination. The restricted stock vests in full on the third anniversary date of the grant, if the NEO remains in the Bank’s employ. The Committee selected a cliff-vesting approach to maximize the retention value of these grants. For our Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer, no awards were given for 2008 performance.

The Omnibus Plan will terminate on December 31, 2009. The Company expects that it will continue making equity awards to its executive officers under a new equity plan, if the plan is approved by shareholders at the Annual Meeting. See “Proposal 5 – Approval of the Fauquier Bankshares, Inc. Stock Incentive Plan” beginning on page 38.
401(k) Savings Plan. To encourage saving for retirement and as a retention tool, the Bank maintains a defined contribution 401(k) retirement plan covering employees who have completed 250 hours of service within three months of hire or one year of service if 250 hours is not completed within three months of hire and who are at least 18 years of age (the “401(k) Savings Plan”). Under the plan, participants may contribute an amount up the IRS maximum amount of their covered compensation for the year. The Bank may also make, but is not required to make, a discretionary matching contribution. The amount of this matching contribution, if any, is determined on an annual basis by the Bank’s Board of Directors. Although the Company match is discretionary, a match of 50% of the first 6% of employee deferrals has been granted consistently in recent years.
Pension Plan. The Bank also maintains a non-contributory defined benefit plan (the “Pension Plan”) which covers substantially all employees of the Bank who are 21 years of age or older, who have at least one year of service, and work a minimum of 1,000 hours per year. The plan’s normal retirement benefit formula is as follows: (i) 1.35% of the participant’s highest consecutive 5-year average compensation per year of service up to 35 years, plus (ii) 0.60% of the participant’s highest consecutive 5-year average compensation, in excess of his/her covered compensation level, per year of service up to 35 years. For purposes of the Pension Plan, “covered compensation level” equals the average of the last 35 years of the social security wage base at normal retirement. Cash benefits under the plan generally commence on retirement, death or other termination of employment and are payable in various forms, generally at the participant’s election. The plan is based on a straight life annuity assuming full benefit at age 65, no offsets, and covered compensation of $56,484 for a person age 65 in 2008. Compensation that may be taken into account for purposes of the Pension Plan is currently limited to $230,000 by Internal Revenue Code regulations and includes all regular pay, overtime and regular bonuses.
The monthly retirement benefit based on current compensation and assuming retirement at age 65, as well as final average earnings and approximate years of service as of October 1, 2008 for the NEOs is as follows: Mr. Ferrell: $4,889; Mr. Frederick: $782; and Mr. Graap: $2,329. The Company provides this benefit in addition to the 401(k) Savings Plan to help ensure a comprehensive retirement benefit for employees. The present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each NEO, under the Pension Plan is reported in the Pension Benefits table on page 22.
On December 20, 2007, the Company’s Board of Directors approved the termination of the defined benefit pension plan effective on December 31, 2009, and the Board approved to replace the defined benefit pension plan with an enhanced 401(k) plan effective January 1, 2010.
Supplemental Executive Retirement Plan. In 2005, the Company adopted a Supplemental Executive Retirement Plan for executives (the “Executive SERP”), which is a supplemental benefit plan designed to ensure that participants will have, upon retirement from the Company or its subsidiaries participating in the plan, retirement benefits targeted at 70% (prorated if the participant has fewer than 10 years of benefit service) of base salary and incentive pay when added together with benefits provided through Social Security, the Pension Plan and employer contributions to the 401(k) Savings Plan. A participant’s employee contributions to the 401(k) Savings Plan are not taken into account in determining the 70% target and thus will increase the total retirement benefits available to the participant.
The Company adopted this plan to provide consistent retirement benefits as a percent of final compensation for individuals whose retirement compensation under the Pension Plan is limited by maximums imposed on the plan by law. Employees eligible to participate in the Executive SERP include

Messrs. Ferrell, Frederick, and Graap and are individuals designated by the Board of Directors as plan participants and are generally employees whose retirement compensation under the Pension Plan is less than 70% of final compensation as a result of the maximums imposed by law or because the executive has not had a long enough tenure with the Company to receive a full Pension Plan payout. Subject to certain specified forfeiture events (termination of employment for cause, pre-change-in-control competition, or unauthorized disclosure of confidential information), an eligible employee will have a vested and non-forfeitable right in his or her supplemental retirement benefits under the Executive SERP upon the first of the following events to occur while he or she is an active participant in the Executive SERP: (1) the participant meets the age and service requirements for early retirement under the Executive SERP (60 years of age with 10 years of vesting service); (2) the participant reaches his or her normal retirement date (65 years of age); (3) the participant retires on a disability retirement date (first day of the month following the date participant retires as a result of a disability); or (4) a change in control of the Company or the Bank.
Supplemental retirement benefits are payable under the Executive SERP for 180 months (15 years), with the amount payable reduced actuarially in the event payment begins before the participant reaches his or her normal retirement date. If the participant dies before receiving monthly payments for 180 months, the remaining monthly benefits will be paid to the participant’s beneficiary until the Executive SERP has made a total of 180 monthly payments to the participant and his or her beneficiary. In addition, the Executive SERP provides a pre-retirement death benefit payable for 15 years to the participant’s beneficiary, with the amount payable reduced actuarially in the event payment begins before the participant reaches his or her normal retirement date.
The present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each NEO, under the Executive SERP is reported in the Pension Benefits table on page 22.
Employment Agreement With Chief Executive Officer. We entered into an employment agreement with Mr. Ferrell effective as of January 19, 2005 with an initial term until December 31, 2008. The Committee determined an employment agreement with Mr. Ferrell was appropriate because it clarifies the terms of Mr. Ferrell’s employment and ensures that the Company and the Bank are protected by non-compete, non-solicitation and non-disclosure provisions in the event Mr. Ferrell ceases employment with us. In addition, the Committee believes an employment agreement is necessary to attract and retain a qualified Chief Executive Officer in our industry. The agreement provides for successive, automatic one-year extensions beginning on December 31, 2008, unless any party gives written notice of non-extension at least 90 days prior to December 31. In December 2008, the employment agreement was amended to comply with the provisions of Section 409A of the Internal Revenue Code. Under the agreement, Mr. Ferrell serves as the Chief Executive Officer of the Company and the Bank during the term of the contract at an annual base salary of not less than $206,000 per year. The agreement provides that Mr. Ferrell is eligible to participate in the Management Incentive Plan, with targeted performance levels for the Company to be established by the Committee or the Board. Achievement of the targeted corporate performance levels will normally result in an annual cash bonus payment to Mr. Ferrell, which will normally equal 40% of his then current annual base salary. The agreement also provides that Mr. Ferrell will receive, subject to annual approval of the Committee or the Board, an annual equity award equal in value up to 90% of Mr. Ferrell’s cash incentive award earned for 2008. The agreement also provides that Mr. Ferrell is eligible to participate in any employee benefit or incentive plans that are provided to senior management, including group medical, disability and life insurance, paid time off and retirement.
Employment Agreement With Chief Operating Officer. We entered into an employment agreement with Mr. Frederick effective as of April 2, 2007 with an initial term until December 31, 2008. The Committee determined an employment agreement with Mr. Frederick was appropriate because it clarifies the terms of Mr. Frederick’s employment and ensures that the Company and the Bank are protected by non-compete, non-solicitation and non-disclosure provisions in the event Mr. Frederick ceases employment with us. In addition, the Committee believes an employment agreement is necessary to attract and retain a qualified

Chief Operating Officer in our industry. The agreement provides for successive, automatic one-year extensions beginning on December 31, 2008, unless any party gives written notice of non-extension at least 90 days prior to December 31. In December 2008, the employment agreement was amended to comply with the provisions of Section 409A of the Internal Revenue Code. Under the agreement, Mr. Frederick serves as the Chief Operating Officer of the Company and the Bank during the term of the contract at an annual base salary of not less than $150,000 per year. The agreement provides that Mr. Frederick is eligible to participate in the Management Incentive Plan, with targeted performance levels for the Company to be established by the Committee or the Board. Achievement of the targeted corporate performance levels will normally result in an annual cash bonus payment to Mr. Frederick, which will normally equal 30% of his then current annual base salary. The agreement also provides that Mr. Frederick will receive, subject to annual approval of the Committee or the Board, an annual equity award equal in value up to 90% of Mr. Frederick’s annual cash bonus award earned for the year. The agreement also provides that Mr. Frederick is eligible to participate in any employee benefit or incentive plans that are provided to senior management, including group medical, disability and life insurance, paid time off and retirement.
Change in Control Agreements. Our senior management and other employees have contributed significantly to the success of the Company, and we believe that it is important to protect them in the event of a change in control. Further, it is our belief that the interests of shareholders will be best served if the interests of our senior management are aligned with theirs, and providing change in control benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential change in control transactions that may be in the best interests of shareholders, and should keep senior management focused on operating the Company during any period of uncertainty associated with a change in control. Mr. Ferrell and Mr. Frederick have a change in control provision in their respective employment agreements, and Mr. Graap has a change in control agreement. In December 2008, the change of control agreement was amended to comply with the provisions of Section 409A of the Internal Revenue Code. The cash components of the change in control benefits for each of Messrs. Ferrell, Frederick, and Graap relate to the executive’s highest base salary and annual bonus paid during the six months preceding the termination following the change in control.
Our change in control benefits are “double trigger,” which means that the benefits under them are payable only if the executive’s employment is terminated other than for cause, death, disability or retirement or the executive resigns for good reason within three years after a change in control. In the event of a termination following a change in control, we also continue health and other insurance benefits for three years corresponding to termination benefits and immediately vest all unvested stock options. In addition, terminated executives would be entitled to receive any benefits that they otherwise would have been entitled to receive under our 401(k) Savings Plan, Pension Plan and Executive SERP, although in most cases those benefits are not increased or accelerated. We believe that these levels of benefits are consistent with the general practice among our peers, although we have not conducted a study to confirm this. We have determined that a gross-up payment to make an executive whole for any “excess parachute payment” excise tax, within the meaning of Section 280G of the Internal Revenue Code, is not currently appropriate.
If any payment made or benefit provided to the executive officer pursuant to an employment agreement or a change in control agreement would constitute an “excess parachute payment”, thereby resulting in a loss of an income tax deduction by the Company or the imposition of an excise tax on the executive officer under Section 4999 of the Internal Revenue Code, the payments scheduled under the agreements (i) in the case of Mr. Ferrell and Mr. Frederick will only be reduced to prevent such imposition of federal excise tax, regardless of the loss of an income tax deduction by the Company, unless the net after-tax benefit Mr. Ferrell and/or Mr. Frederick will receive without the reduction is $25,000 more than the net after-tax benefit he would receive with the reduction; and (ii) in the case of Mr. Graap, will be reduced to one dollar less than the maximum amount which may be paid without causing any such payment or benefit to be nondeductible.

More information regarding Mr. Ferrell’s and Mr. Frederick’s employment agreements and Mr. Graap’s change in control agreement is provided under “Potential Payments Upon Termination or Change in Control” on pages 23 – 30.
Perquisites and Other Benefits. The Committee annually reviews the perquisites that our senior management receives. The primary perquisites for the named executive officers are the reimbursement for financial planning and executive physicals, personal use of a golf or social club for which the Company pays 50% of the dues, health and welfare benefit, survivor income benefit, and a supplemental disability plan, plus an automobile allowance for the Chief Executive Officer and Chief Operating Officer and split-dollar life insurance for the Chief Executive Officer. We provide the reimbursement for financial planning because we believe that good financial planning by experts reduces the amount of time and attention that senior management must spend on that topic and maximizes the net financial reward to the employee of the compensation received from the Company. We provide the club membership benefit because we believe it is important for our senior management to have an appropriate entertainment forum for customers and opportunity for interaction with their communities. We provide the supplemental disability plan and executive physical reimbursement as part of our overall health benefit package for senior management. The Company entered into a split-dollar life insurance agreement with the Chief Executive Officer that provides for a death benefit to named beneficiaries, see Executive Split-Dollar Life Insurance on page 26. As reflected in the Summary Compensation Table on page 20, the cost to the Company of these benefits aggregated $68,852 in 2008 for the NEOs.
Senior management participates in the Company’s other benefit plans on the same terms as other employees. These plans include medical and dental insurance, life insurance, short-term disability, long-term disability, long-term care and discounts on the Bank’s products.
Deductibility of Compensation. The Committee considered the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code. Under this provision, a publicly-held corporation is not permitted to deduct compensation in excess of $1 million per year paid to the CEO or any one of the NEOs except to the extent the compensation was performance-based under plans meeting certain tax code requirements. The Committee notes that the Company does not currently face the loss of this deduction for executive compensation. The Committee nevertheless determined that, in reviewing the design of and administering the executive compensation program, it will continue in the future to preserve the Company’s tax deductions for executive compensation unless this goal conflicts with the primary objectives of the Company’s compensation program.
Compensation for Non-Employee Directors. The Committee is also responsible for recommending non-employee director compensation to the Board of Directors each year. In making these recommendations, the Committee receives advice from the compensation consultant and reviews the competitive market company director compensation analysis, which is prepared by the consultant on a periodic basis. The Committee also reviews research on director compensation from SNL, the Virginia Banker’s Association and Bank Director magazine.
Compensation Committee Interlocks and Insider Participation. The Committee is composed of outside, independent directors, none of whom was, during the fiscal year 2008, an officer or employee of the Company, the Bank or their subsidiaries. Ms. Stringfellow, who served on the committee until June 2007, was employed by the Bank and served in various executive and other positions from 1986 until she retired as Senior Vice President, Administrative Services, in May 1999 and retired from the Board on December 31, 2008.

Compensation and Benefits Committee Report
The Compensation and Benefits Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation and Benefits Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION AND BENEFITS COMMITTEE

Randolph T. Minter, Chair
C. H. Lawrence, Jr.
Douglas C. Larson
Brian S. Montgomery
P. Kurtis Rodgers
Jay B. Keyser

Summary Compensation Table
The following table summarizes the total compensation of the Company’s Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer, for the years ended December 31, 2008, 2007 and 2006. The Company did not have any other executive officers during 2008. No compensation expense was recorded in 2008 with respect to stock options awarded to or held by the NEOs.

					Change in
					Pension Value
					and
					Nonqualified
				Non-Equity	Deferred
				Incentive Plan	Compensation	All Other
Name and		Salary	Stock Awards	Compensation	Earnings	Compensation		Total
Principal Position	Year	($)	($)[1]	($)	($)[2]	($)		($)
Randy K. Ferrell President & Chief Executive Officer	2008	250,000	70,374	0	281,685	35,271	[3]	637,330
	2007	235,645	70,176	77,292	151,279	36,923		569,566
	2006	221,000	64,872	74,168	103,720	34,686		498,446

Gregory D. Frederick Chief Operating Officer	2008	159,000	10,146	0	40,484	20,495	[4]	230,125
	2007	150,000	—	36,900	9,454	15,904		212,258
	2006	—	—	—	—	—		—

Eric P. Graap Chief Financial Officer	2008	166,000	28,035	0	128,903	13,086	[5]	336,024
	2007	154,000	28,365	31,570	44,548	13,853		271,544
	2006	142,000	27,283	29,785	31,376	13,098		243,542

(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with SFAS 123(R), of stock awards pursuant to the Management Incentive Plan and thus include amounts from awards granted in 2005, 2006, 2007 and 2008. Assumptions made in the calculation of these amounts are included in Note 14 to the Company’s audited financial statements for the fiscal year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the SEC on March , 2009.

(2)	The amounts in this column reflect the combined change in value of each NEO’s accumulated benefit under the Pension Plan and the Executive SERP. Mr. Ferrell’s change in accumulated benefit reflects a $63,855 increase with respect to the Pension Plan and a $217,830 increase with respect to the Executive SERP. Mr. Frederick’s change in accumulated benefit reflects a $14,013 increase with respect to the Pension Plan and a $26,471 increase with respect to the Executive SERP. Mr. Graap’s change in accumulated benefit reflects a $35,359 increase with respect to the Pension Plan and a $93,544 increase with respect to the Executive SERP. Because none of the NEOs had reached age 60 as of December 31, 2008, none are currently entitled to receive the amount of benefit reflected in the table for the Executive SERP because such amounts are not yet vested.

(3)	These amounts consist of: split dollar life insurance premiums of $3,252; an automobile allowance of $7,200 and related tax gross-up with respect to this benefit of $4,200; club dues reimbursements of $1,116; tax planning and physical exam reimbursements of $655; supplemental long-term disability plan premiums paid by the Company of $4,507; a 401(k) Savings Plan company match of $6,959; and $7,382 in cumulative dividends Mr. Ferrell received during 2008 on his restricted stock. The incremental cost of Mr. Ferrell’s personal use of his club membership is comprised of the portion of club dues and costs for the membership that are paid by the Company multiplied by the percentage of time (50%) that he used the club for personal rather than business use.
(4)	These amounts consist of: an automobile allowance of $8,400 and related tax gross-up with respect to this benefit of $3,053; tax planning and physical exam reimbursements of $2,000; a 401(k) Savings Plan company match of $5,916; and $1,126 in cumulative dividends Mr. Frederick received during 2008 on his restricted stock. Mr. Frederick is not currently covered under the supplemental long-term disability plan.

(5)	These amounts consist of: club dues reimbursements of $2,110; health and welfare benefit of $200; tax planning and physical exam reimbursements of $680; supplemental long-term disability plan premiums paid by the Company of $889; a 401(k) Savings Plan company match of $5,963; and $3,244 in cumulative dividends Mr. Graap received during 2008 on his restricted stock.
Grants of Plan-Based Awards
Fiscal 2008
As indicated earlier in the discussion regarding Cash Incentive Compensation and Equity Incentive Compensation, there were no incentive-based cash or equity awards granted to the NEOs for the year ended December 31, 2008 under the Management Incentive Plan.
Outstanding Equity Awards at 2008 Fiscal Year-End
The following table includes certain information with respect to the value of all previously awarded unexercised options and unvested restricted stock awards held by the NEOs at December 31, 2008. None of the NEOs own any unexercised options.

	Stock Awards
					Equity
					Incentive Plan
				Equity Incentive	Awards:
				Plan Awards:	Market or
	Number of			Number of	Payout Value
	Shares or		Market Value	Unearned	of Unearned
	Units of		of Shares or	Shares, Units or	Shares, Units
	Stock That		Units of Stock	Other Rights	or Other Rights
	Have Not		That Have Not	That Have Not	That Have Not
	Vested		Vested	Vested	Vested
Name	(#)		($) [4]	(#)	($)
Randy K. Ferrell	3,930	[1]	50,108	—	—
	2,628	[2]	33,507	—	—
	2,965	[3]	37,804	—	—

Gregory D. Frederick	1,876	[1]	23,919	—	—

Eric P. Graap	1,605	[1]	20,464	—	—
	1,055	[2]	13,451	—	—
	1,142	[3]	14,561	—	—

(1)	These shares of restricted stock were awarded on February 14, 2008 under the Omnibus Plan and vest in full on the third anniversary of the grant date.

(2)	These shares of restricted stock were awarded on February 15, 2007 under the Omnibus Plan and vest in full on the third anniversary of the grant date.

(3)	These shares of restricted stock were awarded on March 16, 2006 under the Omnibus Plan and vest in full on the third anniversary of the grant date.

(4)	The amounts in this column equal the number of shares of restricted stock held multiplied by the stock’s closing price of the Company’s common stock of $12.75 per share on December 31, 2008.
Pension Benefits
Fiscal 2008
The following table shows the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each NEO, under each of the Pension Plan and the Executive SERP, determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.

			Present Value of	Payments
		Number of Years	Accumulated	During Last Fiscal
		Credited Service [1]	Benefit [2]	Year
Name	Plan Name	(#)	($)	($)
Randy K. Ferrell	Pension Plan	14	364,474	—
	Executive SERP	14.25	499,214	—

Gregory D. Frederick	Pension Plan	2	21,978	—
	Executive SERP	2	27,960	—

Eric P. Graap	Pension Plan	8	134,296	—
	Executive SERP	8.0833	147,318	—

(1)	Service calculation for the Executive SERP is calculated as continuous service credited during or before the NEO was last was an eligible employee. One year means the passage of 12 months. Years of benefit service are measured in and benefits calculated on, whole years and whole months. Vesting under the Pension Plan is calculated by “years of benefit services”, or a plan year during which employees are credited with at least 1,000 hours of service.

(2)	The present values of accumulated benefits for the NEOs under the Pension Plan and Executive SERP are based on service and earnings (base salary and cash incentive) for the period through December 31, 2008. The present value has been calculated assuming each will remain in service until age 60, the age at which retirement may occur without any reduction in benefits, and that the benefit is payable under the available forms of annuity consistent with the assumptions as described in Note 9 to the Company’s audited financial statements in its Annual Report on Form 10-K, for the year ended December 31, 2008, filed with the SEC on March , 2009. As described in such note, the interest assumption is 6%. Because none of the NEOs had reached age 60 as of December 31, 2008, none are currently entitled to receive the amount of benefit reflected in the table for the Executive SERP because such amounts are not yet vested.

(3)	The material terms of the Pension Plan are described on page 15 of this proxy statement and the material assumptions applied in determining the present values of the current accrued benefits are described in Note 9 of the Company’s audited financial statements for the fiscal year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the SEC on March , 2009. The material terms of the Executive SERP are described on pages 15-16 of this proxy statement and the material assumptions applied in determining the present values of the current accrued benefits are described in Note 9 of the Company’s audited financial statements for the fiscal year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the SEC on March , 2009.
Potential Payments Upon Termination or Change in Control
The section below describes the payments that may be made to the NEOs upon certain termination events or upon a change in control of the Company.
Employment and Change in Control Agreements. The Company has entered into employment agreements with Mr. Ferrell and Mr. Frederick. In the event Mr. Ferrell’s or Mr. Frederick’s employment is terminated, they will be entitled to receive their earned but unpaid compensation and any other benefits to which they may be entitled pursuant to any plan, program or arrangement of the Company or which are due as a matter of law. Depending on the circumstances, they may be entitled to additional compensation or benefits under their employment agreements as described below.
In the event Mr. Ferrell’s employment is terminated prior to a change in control of the Company by the Company without “cause” (as defined in the agreement) or by Mr. Ferrell for “good reason” (as defined in the agreement), he will also receive (1) a lump sum payment of a prorated annual bonus paid for the portion of the year up to termination based on the most recent prior year’s bonus; (2) an amount equal to two times the average of his annual bonuses paid for the last two calendar years preceding the calendar year of termination of employment (Annual Incentive); (3) payment at regular payroll intervals of his annual base salary for a period of 24 months from the date of termination; (4) all health and welfare plan and program coverage for Mr. Ferrell and his spouses and dependents in effect at the time of termination for a period of 24 months from the date of termination or, if such continuation of coverage is not feasible, substantially identical benefits through an alternative arrangement or a lump sum equal to 1.4 times the estimated cost of maintaining such coverage; and (5) automatic acceleration of vesting in all equity compensation awards granted to Mr. Ferrell, so that such equity compensation awards will be immediately exercisable and fully vested as of the date of termination, with at least 90 days to exercise any stock options, stock appreciation rights or similar awards.
The terms of Mr. Frederick’s employment agreement are substantially the same as described above for Mr. Ferrell.
If Mr. Ferrell’s or Mr. Frederick’s employment ends due to their death prior to a change in control, the Company will continue to pay their respective base salary for three months following the month of their death to their designated beneficiary.
If Mr. Ferrell’s or Mr. Frederick’s employment ends due to his termination by the Company for cause, or if they resign their position without good reason or, prior to a change in control of the Company, they are terminated as a result of their incapacity, they will not be entitled to any additional compensation, bonus or benefits under the agreements.
Under the agreements, Mr. Ferrell and Mr. Frederick agree that during the 24-month period following their termination for any reason other than termination without cause or for good reason within the three years following a change in control of the Company, they will not compete against the Company, solicit employees from the Company, or interfere with the Company’s customer relationships.

In the event of a change in control of the Company, Mr. Ferrell and Mr. Frederick are guaranteed employment for three years following the change in control, their outstanding equity compensation awards will become automatically vested and exercisable, the Company will reimburse them for any federal income tax liability incurred by them by such vesting, and the Company, in the discretion of the non-employee directors, may cancel any or all of Mr. Ferrell’s and Mr. Frederick’s outstanding stock options, stock appreciation rights and similar awards for a cash payment equal to the aggregate spread between the average exercise price of the awards and the higher of (i) the average closing price of the Company’s common stock for the 30 business day period preceding the public announcement of the change in control, or (ii) the highest price per share paid in connection with the change in control.
During the three year guaranteed term of employment for Mr. Ferrell and the two year guaranteed term of employment for Mr. Frederick following a change in control, their respective base salary (with a Consumer Price Index inflation adjustment), annual bonus opportunity, incentive, savings and retirement benefit rights opportunities, health and welfare coverage (including that of his family), fringe benefits and vacation may not be less than the most favorable of such compensation, rights and benefits provided at any time during the 12 months before the change in control.
If Mr. Ferrell’s or Mr. Frederick’s employment ends due to their death within three years after a change in control, the Company will pay to their respective designated beneficiaries a lump sum equal to their base salary for three months and will provide their respective spouses and other dependents with continued health and welfare plan and program coverage for 36 months following the date of death or, if such continuation of coverage is not feasible, substantially identical benefits through an alternative arrangement or a lump sum equal to 1.4 times the estimated cost of maintaining such coverage.
If Mr. Ferrell’s or Mr. Frederick’s employment ends due to their incapacity within three years after a change in control, the Company will pay them a lump sum equal to their respective base salary for three months and will provide them, their respective spouses and other dependents with continued health and welfare plan and program coverage for 36 months following the date of termination or, if such continuation of coverage is not feasible, substantially identical benefits through an alternative arrangement or a lump sum equal to 1.4 times the estimated cost of maintaining such coverage.
The agreement provides for enhanced severance payments and certain other benefits if, within three years following a change in control Mr. Ferrell or Mr. Frederick (i) are terminated involuntarily without cause and not as a result of death, incapacity or normal retirement, or (ii) terminates his employment voluntarily for good reason (which includes for this purpose Mr. Ferrell’s or Mr. Frederick’s right to voluntarily terminate the agreement during the 90 days following the change in control or during the 90 days following the first anniversary thereof). “Change in control” is defined generally to include (i) an acquisition of 20% or more of the Company’s voting stock, or (ii) certain changes in the composition of the Company’s Board of Directors as the direct or indirect result of, or in connection with, a tender or exchange offer, a merger or other business combination, sale of assets, contested election, or any combination of these events.
In the event of such termination without cause or for good reason following a change in control, Mr. Ferrell or Mr. Frederick will be entitled to: (1) a lump sum payment of a prorated annual bonus paid for the portion of the year up to termination based on the most recent prior year’s bonus; (2) a payment in a lump sum or in six monthly installments, at Mr. Ferrell’s or Mr. Frederick’s option, of an amount equal to 2.99 times his highest annual salary and bonus paid during the six months prior to the termination; (3) continuation for a period of 36 months following their termination of all health and welfare plan and program coverage for Mr. Ferrell or Mr. Frederick, their respective spouses and dependents in effect at the time of termination or, if such continuation of coverage is not feasible, substantially identical benefits through an alternative arrangement or a lump sum equal to 1.4 times the estimated cost of maintaining such coverage; (4) continuation for a period of 36 months from the date of termination of participation in the Company’s employee retirement benefit plans and programs or, if such continued participation is not feasible, an annual cash payment during the 36 months of the value of the retirement benefit accrual which is not provided through the retirement plans; and (5) automatic acceleration of vesting in all equity compensation awards granted to Mr. Ferrell or Mr. Frederick, so that such equity compensation awards will be immediately exercisable and fully vested as of the date of termination, with at least 90 days to exercise any stock options, stock appreciation rights or similar awards.
Under certain circumstances, the total amount payable to Mr. Ferrell or Mr. Frederick may exceed the maximum amount that may be paid without the imposition of a federal excise tax on them, and if the amount payable to either would result in the imposition of a federal excise tax, the payments and benefits provided to them will be reduced to prevent such imposition of a federal excise tax, unless the net after-tax benefit they would receive without the reduction is $25,000 more than the net after-tax benefit they would receive with the reduction. Payment or benefits provided to or for the benefit of Mr. Ferrell or Mr. Frederick will also be reduced to the extent necessary to comply with any excess parachute and indemnification payment limitations and prohibitions of applicable banking law.
The Bank has also entered into a change of control agreement with Mr. Graap. The agreement becomes operative upon a change of control in the Bank, with change of control having a substantially similar definition as in Mr. Ferrell’s agreement. If, after a change of control occurs, Mr. Graap’s employment is terminated within three years, he is entitled to receive the payments specified in the agreement, unless such termination was for “cause” (as defined in the agreement) or Mr. Graap terminates employment without “good reason” (as defined in the agreement).
If Mr. Graap is terminated other than for cause or terminates employment for good reason, the Bank is required (i) to pay Mr. Graap, in a lump sum or in six monthly installments, at Mr. Graap’s option, as compensation for services rendered to the Bank a cash amount, subject to any applicable payroll or other taxes required to be withheld, equal to 2.99 times the highest annual compensation paid to him by the Bank for any six months ending with Mr. Graap’s termination; (ii) in addition to the benefits to which Mr. Graap is entitled under the retirement plans or programs in effect on the date of termination, to pay a cash amount equal to the actuarial equivalent of the retirement pension to which he would have been entitled under the terms of such retirement plans or programs, without regard to “vesting” thereunder, had he accumulated three additional years of continuous service after termination at his base rate in effect at the time of termination, reduced by the single sum actuarial equivalent of any amounts to which Mr. Graap is entitled pursuant to the provisions of the retirement plans or programs; and (iii) to maintain, for the continued benefit of Mr. Graap for a three-year period after termination, all employee benefit plans and programs or arrangements in which he was entitled to participate immediately prior to termination, or substantially similar benefits if his continued participation is not possible under the general terms and provisions of such existing plans and programs. In addition, all stock options granted to Mr. Graap under any of the Bank’s stock option plans shall become immediately exercisable with respect to all or any portion of the shares covered thereby. The Bank is required to reimburse Mr. Graap for any federal income tax liability incurred by him in connection with the exercise of such options that would not have been incurred by him in the absence of such options becoming immediately available upon a change of control.
If any payment made or benefit provided to Mr. Graap pursuant to the change in control agreement would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, thereby resulting in a loss of an income tax deduction by the Bank or the imposition of an excise tax on the executive officer under Section 4999 of the Internal Revenue Code, then the payments scheduled under the agreements will be reduced to one dollar less than the maximum amount which may be paid without causing any such payment or benefit to be nondeductible.
Equity Awards. Our restricted stock grants normally vest on the third anniversary of the date of grant. In addition to any equity vesting provisions contained in Mr. Ferrell’s or Mr. Frederick’s employment agreements or Mr. Graap’s change in control agreement, under the terms of their restricted stock agreements, early vesting of their restricted stock will occur earlier upon any of the following events:

(i) the occurrence of a change in control (as defined in the Omnibus Plan), (ii) the executive’s death while an employee, (iii) the executive’s disability (as defined in the award agreement) while an employee, (iv) the executive’s retirement (as defined in the Omnibus Plan), or (v) the termination of the executive’s employment by the Company or a subsidiary other than for just cause (as defined in the Omnibus Plan) under circumstances where the plan committee provides for special vesting rules or restrictions and waives the otherwise applicable automatic forfeiture on cessation of employment.
Each stock option normally becomes exercisable on or about the third anniversary of its date of grant. In addition to any accelerated vesting contained in Mr. Ferrell’s or Mr. Frederick’s employment agreements or Mr. Graap’s change in control agreement, the plan committee may accelerate the date on which an option becomes exercisable to any date prior to the occurrence of a change in control (as defined in the Omnibus Plan). Once an option becomes exercisable, it remains exercisable for the balance of its term, except that the option will terminate on the earlier of (1) 90 days after the option holder ceases to be an eligible employee (as defined in the Omnibus Plan) for any reason other than death, disability (as defined in the option agreement) or just cause (as defined in the Omnibus Plan), (2) one year after the option holder ceases to be an eligible employee due to disability or (3) immediately if the option holder ceases to be an eligible employee due to just cause. If a change in control occurs, the option will terminate if no provision has been made for it to be assumed by or exchanged for new option rights with a successor to the Company.
Executive SERP. The benefits payable to the NEOs under the Executive SERP upon termination are described on pages 15-16.
Executive Split-Dollar Life Insurance. The Bank has entered into an Executive Split-Dollar Life Insurance Agreement with Mr. Ferrell which provides him with a life insurance benefit pursuant to life insurance owned by the Bank. The Bank pays a portion of the annual premium, and Mr. Ferrell pays the portion of the annual premium that relates to the term life insurance value of his coverage. Mr. Ferrell’s beneficiary is entitled to a stated death benefit of $335,210 where Mr. Ferrell dies when covered under the agreement prior to its termination and the Bank is entitled to the return of the full amount of its premium payments.
The ongoing premium payment arrangement will end by roll-out at a certain point (i.e., by splitting the insurance into one policy for the Bank and one policy for Mr. Ferrell). Roll-out will occur on the first policy anniversary on which (i) the Bank can retain a policy with cash surrender value equal to the Bank’s aggregate net premium payments and with the death benefits at least equal to that amount as would be provided by a single premium equal to the aggregate net premium payments, and (ii) Mr. Ferrell can retain a policy with death benefits at least equal to his stated death benefit with no loans and with no further out of pocket premium payments required to maintain that death benefit based on the dividend schedule in effect on the roll-out date.
The agreement will terminate on the termination of Mr. Ferrell’s employment other than by reason of death or disability (unless he is treated by the Bank as an active employee for purposes of the arrangement after termination of employment), voluntary termination of the agreement by Mr. Ferrell, or cessation of the Bank’s business or the bankruptcy, receivership or dissolution of the Bank (unless the Bank’s business is continued by a successor corporation or business entity). However, termination of the split dollar insurance program by the Bank is not considered a termination of Mr. Ferrell’s agreement.
If the agreement is terminated because of Mr. Ferrell’s termination of employment for cause (as defined in the agreement), he will forfeit all rights and will not be permitted to effectuate a roll-out at any time.
If the agreement is terminated because of Mr. Ferrell’s termination of employment for a reason other than cause, retirement (as defined in the agreement), or disability (as defined in the agreement), or voluntary termination of the agreement by Mr. Ferrell, at the next insurance policy anniversary date after his termination of employment (or a future policy anniversary date as allowed by the Bank), Mr. Ferrell has the right to purchase all of the Bank’s interest in the insurance free and clear of all liens, claims or encumbrances (including any loans) for cash, by paying to the Bank an amount equal to the Bank’s aggregate net premium payments. If the agreement is terminated because of the cessation of the Bank’s business or the bankruptcy, receivership or dissolution of the Bank, at the next insurance policy anniversary date after his termination of employment (or a future policy anniversary date as allowed by the Bank), Mr. Ferrell has the right to purchase all of the Bank’s interest in the insurance free and clear of all liens, claims or encumbrances (including any loans) for cash, by paying to the Bank an amount equal to the sum of the Bank’s aggregate net premium payments and the cash surrender value of the insurance. Mr. Ferrell may direct the Bank to borrow against the cash value of the insurance or surrender any portion of the insurance and may then purchase the insurance, subject to any such policy loan, for an amount equal to the Bank’s aggregate net premium payments less such borrowed or cashed-in values. Alternatively, at its option, the Bank may divide the insurance so that the Bank can retain the portion of the insurance having a total cash value equal to the Bank’s aggregate net premium payments and Mr. Ferrell can retain the balance of the insurance and the paid-up additions on the insurance.
As of December 27, 2007, one of two life insurance policies which comprise the Executive Split-Dollar Life Insurance agreement was eligible for roll-out. The Compensation Committee decided in February 2008 to obtain the recoverable amount of $43,994 by electing to surrender paid up additions to the policy rather than retaining a “key man” policy with a death benefit of $23,000 and a cash value of $10,000. Although the rate of return on the underlying cash value was competitive from a percentage standpoint the administrative costs of retaining the policy were considered too high.
Executive Survivor Income. The Company maintains an Executive Survivor Income arrangement which provides a covered executive’s beneficiary with a lump sum benefit (equal to $75,000 in the case of Mr. Ferrell and $75,000 in the case of Mr. Graap) if either the executive dies prior to terminating employment or (ii) if the executive dies after termination of employment due to disability (as defined in the arrangement), attaining early retirement (which requires attainment of age 55 with 10 years of service) or normal retirement age (65), or if the Company terminates the executive’s employment without cause (as defined in the arrangement) or the executive’s terminates his or her employment for good reason (as defined in the arrangement) within two years after the Company’s change in control (as defined in the arrangement). Mr. Frederick is not currently covered under an Executive Survivor Income arrangement because these purchases preceded his hiring.
The following table shows the estimated payments for the NEOs upon the following termination events or upon a change in control of the Company, based on following assumptions:
•	The table assumes each termination event or the change in control occurred on December 31, 2008, and assumes a stock price of $12.75, which was the Company’s closing stock price on December 31, 2008.

•	The amounts reflected in the following table are estimates, as the actual amounts to be paid to an NEO can only be determined at the time of termination or change in control.

•	In any case where a choice of payment is permitted, the table assumes all amounts were paid in a lump sum.

•	Except as noted in the table below, at termination, an NEO is entitled to receive all amounts accrued and vested under our 401(k) Savings Plan and Pension Plan according to the same terms as other employees participating in those plans, which benefits are not shown in the table below.

•	An NEO is entitled to receive amounts earned during his term of employment regardless of the manner in which the NEO’s employment is terminated. These amounts include base salary, unused vacation pay, and vested stock or option awards. These amounts are not shown in the table below.

•	Except as provided in Mr. Ferrell’s and Mr. Frederick’s employment agreements or Mr. Graap’s change in control agreement, an employee generally must be employed by the Company or the Bank on December 31, 2008 in order to receive any cash or equity award under the Management

Incentive Plan for 2008. In the event a termination occurs on an earlier date, the Committee has the discretion to award the employee an annual cash incentive under the plan. Discretionary annual cash compensation payments would not typically be awarded in the event of termination by the Company for cause or termination by Mr. Graap without good reason. For Mr. Graap, the table below assumes that the full amount of the annual cash bonus earned under the Management Incentive Plan for 2008 was awarded to him in all other non-change in control cases.
•	The NEOs did not hold any unvested stock options at December 31, 2008, which means they would not have received any benefit from the accelerated vesting of stock options at December 31, 2008.

	Termination with no Change in Control							Termination with Change in Control
					Termina-								Termina-
				Termina-	tion by							Termina-	tion by
				tion by	Company							tion by	Company
				Company	for Cause							Company	for Cause
				without	or							without	or
				Cause or	Resigna-		Change in					Cause or	Resigna-
				Resigna-	tion of		Control					Resigna-	tion of	Resignation of
				tion of	Executive		with or					tion of	Executive	Executive for
Executive Benefits and				Executive	without		without					Executive	without	Other than Good
Payments Upon			Disability	for Good	Good		Termination					for Good	Good	Reason including
Termination	Death		[1]	Reason	Reason	Retirement	[2]	Death		Disability		Reason [3]	Reason	Retirement
Randy K. Ferrell — Chief Executive Officer
Compensation:
Base Salary	$62,500		—	—	—	—	—	$62,500		$62,500		—	—	—
Long-Term Incentive:
Restricted Stock Vesting	121,418		$121,418	$121,418	—	$121,418	$121,418
Tax Liability due to Vesting	—		—	—	—	—	38,854
Benefits and Perquisites:
Severance:
Base Salary Continuation	—		—	500,000	—	—	—	—		—		$747,500	—	—
Current Year Prorated Bonus	—		—	—	—	—	—	—		—		—	—	—
Bonus Continuation	—		—	77,292	—	—	—	—		—		—	—	—
Health and Welfare Coverage	—		—	32,433 [4]	—	—	—	48,650	[4]	48,650	[4]	48,650 [4]	—	—
Long-Term Disability	—		156	9,014	—	—	—	—		156		13,521	—	—
Executive Split Dollar Insurance	—	[5]	—	3,252	—	—	—	—	[5]	3,252		3,252	—	—
Executive Survivor Income	75,000		—	—	—	—	—	75,000		—		—	—	—
Enhanced Retirement Program Benefits	—		—	—	—	—	—	—		—		154,6435 [6]	—	—
Executive SERP	—		—	—	—	—	—	255,064		255,064		255,064	—	255,064
Total Value	$258,918		$121,574	$743,409	—	$121,418	$160,272	$441,214		$369,895		$1,222,630	—	$255,064

			Termination with no Change in Control							Termination with Change in Control
					Termina-								Termina-
				Termina-	tion by							Termina-	tion by
				tion by	Company							tion by	Company
				Company	for Cause							Company	for Cause
				without	or							without	or
				Cause or	Resigna-		Change in					Cause or	Resigna-	Resignation of
				Resigna-	tion of		Control					Resigna-	tion of	Executive for
				tion of	Executive		with or					tion of	Executive	Other than Good
Executive Benefits				Executive	without		without					Executive	without	Reason
and Payments Upon				for Good	Good		Termination					for Good	Good	including
Termination	Death		Disability [1]	Reason	Reason	Retirement	[2]	Death		Disability		Reason[3]	Reason	Retirement
Greg D. Frederick — Chief Operating Officer
Compensation:
Base Salary	$39,750		—	—	—	—	—	$39,750		$39,750		—	—	—
Long-Term Incentive:
Restricted Stock Vesting	$23,919		$23,919	$23,919	—	$23,919	$23,919
Tax Liability due to Vesting	—		—	—	—	—	$7,654
Benefits and Perquisites:
Severance:
Base Salary Continuation	—		—	$159,000	—	—	—	—		—		$475,410	—	—
Current Year Prorated Bonus	—		—	—	—	—	—	—		—		—	—	—
Incentive Compensation Continuation	—		—	18,450	—	—	—	—		—		—	—	—
Health and Welfare Coverage	—		—	38,494 [4]	—	—	—	57,740	[4]	57,740	[4]	57,740 [4]	—	—
Long-Term Disability	—		199	—	—	—	—	—		199		—	—	—
Executive Split Dollar Insurance	—	[5]	—	—	—	—	—	—	[5]	—		—	—	—
Executive Survivor Income	—		—	—	—	—	—	—		—		—	—	—
Enhanced Retirement Program Benefits	—		—	—	—	—	—	—		—		56,782 [6]	—	—
Executive SERP	—		—	—	—	—	—	203,379		203,379		203,379	—
Total Value	$63,669		$24,118	$239,863	—	$23,919	$31,573	$300,869		$301,068		$793,311	—	$—

Eric P. Graap — Chief Financial Officer
Compensation:
Annual Incentive	—		—	—	—	—	—	—		—		—	—	—
Long-Term Incentive:
Restricted Stock Vesting	48,476		48,476	48,476	—	48,476	48,476
Tax Liability due to Vesting	—		—	—	—	—	—
Benefits and Perquisites:
Severance:
Base Salary Continuation	—		—	—	—	—	—	—		—		496,340	—	—
Current Year Prorated Bonus	—		—	—	—	—	—	—		—		—	—	—
Bonus Continuation	—		—	—	—	—	—	—		—		—	—	—
Health and Welfare Coverage	—		—	—	—	—	—	—		—		53,092 [4]	—	—
Long-Term Disability	—		113	—	—	—	—	—		113		2,668	—	—
Executive Survivor Income	75,000		—	—	—	—	—	75,000		—		—	—	—
Enhanced Retirement Program Benefits	—		—	—	—	—	—	—		—		99,535 [6]	—	—
Executive SERP	—		—	—	—	—	—	176,183		176,183		176,183	—	176,183
Total Value	$123,476		$48,589	$48,476	—	$48,476	$48,476	$251,183		$176,296		$827,818	—	$176,183

(1)	Assumes disability continues through retirement age (65).

(2)	These benefits are received upon a change in control whether or not the NEO is terminated in connection with the change in control.

(3)	These amounts may be reduced in order to avoid excess parachute payments under Section 280G of the Internal Revenue Code, in accordance with the executive’s agreement.

(4)	Represents the Company’s premium payments for continued health and welfare coverage.

(5)	Death benefits received by Mr. Ferrell’s beneficiaries under the term life insurance value of his coverage under the split-dollar life insurance policy would have come from premiums paid by Mr. Ferrell, and the Bank would have received the full amount of the premium payments.

(6)	Represents value of three additional years of credited service under the Pension Plan.
RELATED PARTY TRANSACTIONS
Pursuant to our Code of Business Conduct and Ethics, all directors and employees (including our NEOs) are prohibited from having any direct or indirect financial or other participation in any business that competes with, supplies goods or services to, or is a customer of the Company or the Bank. Our Chief Executive Officer implements our Code of Business Conduct and Ethics and is responsible for overseeing compliance with the Code of Business Conduct and Ethics.
Our Board of Directors has adopted a formal policy with respect to related party transactions that governs the review, approval or ratification of covered related party transactions. Our Audit Committee manages this policy. The policy generally provides that we may enter into a related party transaction only if the Audit Committee approves or ratifies such transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; or the transaction involves compensation approved by our Compensation and Benefits Committee.
In the event our management determines to recommend a related party transaction to the Audit Committee, the transaction must be presented to the Audit Committee for approval. After review, the Audit Committee will approve or disapprove such transaction and at each subsequently scheduled Audit Committee meeting, our management will update the Audit Committee as to any material change to the proposed related party transaction. The Audit Committee approves only those related party transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Audit Committee determines in good faith.
For purposes of this policy, “related party” is (i) any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of us or a nominee to become a director, (ii) any person known to own more than 5% of our common stock, (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of a person in (i) or (ii) and any person (other than a tenant or employee) sharing the household of a person in (i) or (ii), and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

A “related party transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeds $120,000 and in which any related party had, has or will have a direct or indirect material interest. For purposes of determining whether a transaction is a related party transaction, the Audit Committee relies upon Item 404 of Regulation S-K, promulgated under the Exchange Act, except that any loan or other relationship approved by the Board in accordance with Regulation O, and which is not disclosed as non-accrual, past due, restructured or a potential problem loan, is not reviewed by the Audit Committee under this policy.
The Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with executive officers, directors, their immediate families and affiliated companies in which they are principal shareholders. Such loans were made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features. At December 31, 2008, these loans amounted to $4,027,673. During 2008, total principal additions were $293,487 and total principal payments were $429,711.
A discussion of Mr. Lawrence’s consulting arrangement with the Bank is provided under “Directors’ Compensation” above.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of March 13, 2009, the number and percentage of shares of Company common stock beneficially held by persons known by the Company to be the owners of more than five percent (5%) of the Company’s common stock.

Name and Address	Amount and Nature of Beneficial	Percent
of Beneficial Owner	Ownership	of Class
Royce & Associates, LLC	327,667 (1)	9.19%
New York, NY

(1)	Based on Schedule 13G/A filed with the SEC on January 23, 2009 by Royce & Associates, LLC (“Royce”), stating that as of December 31, 2008, Royce was the beneficial owner of 327,667 shares of Company common stock and had sole voting power and sole investment power with respect to all 327,667 shares.

The following table sets forth, as of March  , 2009, the number and percentage of shares of Company common stock held by each director and nominee for director of the Company, each of the NEOs, and all directors and executive officers of the Company as a group. The business address of each beneficial owner is c/o Fauquier Bankshares, Inc., 10 Courthouse Square, Warrenton, Virginia 20186.

Name of	Amount and Nature of		Percent
Beneficial Owner(s)	Beneficial Ownership		of Class
John B. Adams, Jr.	10,008		*
Randy K. Ferrell	49,668	(1)	1.39%
Gregory D. Frederick	3,376		*
Eric P. Graap	16,256	(2)
Douglas C. Larson	19,243	(3)	*
C. H. Lawrence, Jr.	51,209	(4)	1.43%
Randolph T. Minter	19,434	(5)	*
Brian S. Montgomery	35,547	(6)	1.00%
John J. Norman, Jr.	7,668	(7)	*
P. Kurtis Rodgers	1,625		*
Sterling T. Strange, III	1,375		*
H. Frances Stringfellow	25,315	(8)	*
All directors and executive officers as a group (12 persons):	240,724		6.66%

*	Percentage ownership is less than one percent of the outstanding shares of common stock.
For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Exchange Act under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days. All shares of common stock indicated in the above table are subject to the sole investment and voting power of the identified director or officer, except as otherwise set forth in the footnotes below, except that shares of restricted stock over which the individual has sole voting power but does not have investment power until such shares vest are not specifically identified.

(1)	Includes 11,232 shares held jointly with his wife, Carole W. Ferrell, over which he shares voting and investment power.

(2)	Includes 5,911 shares owned by Barbara C. Graap, his wife, as to which shares he disclaims beneficial ownership. Also includes 56 shares held jointly with Barbara C. Graap, his wife, over which he shares voting and investment power.

(3)	Includes 6,720 shares held jointly with Eliza C. Larson, his wife, over which he shares voting and investment power; and 8,480 shares that could be acquired within 60 days through the exercise of stock options.

(4)	Includes 6,000 shares that could be acquired within 60 days through the exercise of stock options

(5)	Includes 10,720 shares that could be acquired within 60 days through the exercise of stock options.

(6)	Includes 10,376 shares held jointly with Patty M. Montgomery, his wife, over which he shares voting and investment power; and 6,000 shares that could be acquired within 60 days through the exercise of stock options.

(7)	Includes 3,000 shares that could be acquired within 60 days through the exercise of stock options.

(8)	Includes 6,176 shares owned jointly with Dallas F. Stringfellow, her husband, over which she shares voting and investment power; 1,400 shares owned by Dallas F. Stringfellow, as to which shares she disclaims beneficial ownership; and 10,200 shares that could be acquired within 60 days through the exercise of stock options.

The Company is not aware of any arrangement that may operate at a subsequent date to effect a change in control of the Company.
AUDIT COMMITTEE REPORT
The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Committee’s responsibilities include providing for effective external audits of all corporate subsidiaries by a suitable independent accountant, providing for an effective and efficient internal audit program to serve all subsidiaries in an examining and advisory capacity, assisting the Board of Directors in fulfilling its fiduciary responsibilities for financial reporting and internal accounting and operations controls, and to act as an agent for the Board of Directors to help ensure the independence of internal and external auditors, the integrity of management, and the adequacy of disclosures to shareholders.
The Company’s management is responsible for preparing the Company’s financial statements. The Company’s independent accountants are responsible for auditing the financial statements. The Committee’s responsibility is to monitor and oversee these processes.
In this context, the Audit Committee has reviewed and discussed the audited 2008 financial statements with management, and has discussed with the independent accountants the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard AU Section 380 — ” Communication with Audit Committees", and Rule 2-07 of Regulation S-X promulgated by the SEC, as modified or supplemented, including their judgments about the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates in the Company’s consolidated financial statements; all critical accounting policies and practices to be used; all alternative treatments within generally accepted accounting principles for policies and practices related to material terms that have been discussed with management of the Company; and other material written communication between the independent accountants and management of the Company, such as any management letter or schedule of unadjusted differences.
The Audit Committee has received and has discussed the written disclosures and the letter from the independent accountants required by PCAOB Rule 3526, “Communications with Audit Committees Concerning Independence”, has considered the compatibility of non-audit services with the independent accountants’ independence, and has discussed with the accountants the accountants’ independence.
Based on its review and discussions with the auditors and management, the Audit Committee recommended, and the Board of Directors approved, that the audited financial statements be included in the Company’s 2008 Annual Report and in the Company’s Form 10-K for 2008 filed with the Securities and Exchange Commission.
The four members of the Audit Committee are independent as defined by the NASDAQ listing standards and applicable SEC regulations.

Audit Committee:
John B. Adams, Jr.	Douglas C. Larson, Chairman
Sterling T. Strange, III	John J. Norman, Jr.

PRINCIPAL ACCOUNTANT FEES
The following table presents the fees for professional audit services rendered by Smith Elliott Kearns & Company, LLC for the audit of the Company’s annual financial statements for the years ended December 31, 2008 and 2007 and fees billed for other services rendered by Smith Elliott during those periods. All services reflected in the following fee table for 2008 and 2007 were pre-approved in accordance with the policy of the Audit Committee of the Board of Directors.

	Year Ended December 31,
	2007	2008

Audit fees	$68,470	$69,850
Audit-related fees[1]	$11,950	$12,950
Tax fees	—	—
All other fees	—	—

	$80,420	$82,800

(1)	Audit-related fees for 2007 and 2008 consist of fees billed for the annual ERISA audits of the Company’s benefit plans.
The Audit Committee considers the provision of all of the above services to be compatible with maintaining the independence of Smith Elliott, the Company’s independent registered public accounting firm.
PRE-APPROVAL POLICIES
Pursuant to the terms of the Company’s Audit Committee Charter, the Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Company’s independent public accountants. The Audit Committee, or a designated member of the Audit Committee, must pre-approve all audit (including audit-related) and non-audit services performed by the Company’s independent registered public accounting firm in order to assure that the provisions of such services does not impair the accountants’ independence. The Audit Committee has delegated interim pre-approval authority to Mr. Larson, Chairman of the Audit Committee. Any interim pre-approval of permitted non-audit services is required to be reported to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent accountant to management.
PROPOSAL TWO:
RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
The Audit Committee has selected the firm of Smith Elliott Kearns & Company, LLC as the Company’s independent registered public accounting firm to audit the books of the Company and the Bank for the current year, to report on the consolidated statement of financial position and related statement of earnings of the Company and the Bank, and to perform such other appropriate accounting services as may be required by the Audit Committee. Smith Elliott audited the books of the Company and the Bank for 2008. A representative of Smith Elliott is expected to be present at the Annual Meeting and will be given the opportunity to make a statement if he so desires, and to respond to appropriate questions of the shareholders.

The Audit Committee and the Board of Directors recommends that the shareholders vote “FOR” ratifying the selection of Smith Elliott Kearns & Company, LLC for the purposes set forth above. A majority of the votes cast is required for the ratification of Smith Elliott for such purposes. The Company has been advised by Smith Elliott that the firm did not have any direct financial interest or any material indirect financial interest in the Company or the Bank in 2008. Should the shareholders vote “AGAINST” ratification, the Audit Committee will consider a change in accountants for the next year.
PROPOSAL THREE:
APPROVAL OF AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO
AUTHORIZE SHARES OF PREFERRED STOCK
The Board of Directors has approved, and recommends that our shareholders approve, an amendment to the Company’s articles of incorporation to authorize 2,000,000 shares of preferred stock. The discussion below is qualified in its entirety by reference to the text of the proposed amendment to the articles of incorporation attached to this proxy statement as Appendix A.
Purposes and Effects of Authorizing Shares of Preferred Stock
Our Board of Directors has determined that it is advisable to amend the Company’s articles of incorporation to authorize the Company to issue up to 2,000,000 shares of preferred stock, in one or more series, with each series having such rights and preferences as the Board may determine. This type of class of securities is commonly referred to as “blank check” preferred stock.
If this proposal is approved, shares of the Company’s preferred stock will be available for issuance from time to time for such purposes and consideration as the Board of Directors may approve. No further vote of shareholders will be required in connection with the authorization of a series of preferred stock or the issuance of shares of such series, unless otherwise required by applicable law.
The Company has no present plans to authorize any series of preferred stock or to issue any shares within a series of preferred stock.
In the event that our Board of Directors does authorize, designate and issue shares of preferred stock, our Board may exercise its discretion in establishing the terms of such preferred stock. In the exercise of such discretion, our Board may determine the voting rights, if any, of the series of preferred stock being issued, which could include the right to vote separately or as a single class with our common stock and/or other series of preferred stock; to have more or less voting power per share than that possessed by our common stock or other series of preferred stock; and to vote on certain specified matters presented to our shareholders or on all of such matters or upon the occurrence of any specified event or condition. The issuance of shares of preferred stock with certain rights, preferences and privileges senior to the common stock of the Company could diminish the rights holders of common stock to receive dividends, if declared by the Board, and to receive payments upon liquidation of the Company. Preferred stock authorized by our Board could be redeemable or convertible into shares of any other class or series of our capital stock.
The Board of Directors believes the authorization of preferred stock is necessary to provide the Company with the flexibility to act in the future with respect to financing programs, acquisitions, stock splits and other corporate purposes (though no such specific activities are currently contemplated) without the delay and expense associated with obtaining special shareholder approval each time an opportunity requiring the issuance of shares of preferred stock may arise. Such a delay might deny the Company of the flexibility that the Board views as important in facilitating the effective use of the securities of our company.

The authorization of the preferred stock is not being proposed as a means of preventing or dissuading a change in control or takeover of the Company. However, use of shares of preferred stock for such a purpose is possible. Shares of authorized preferred stock, as well as shares of our authorized but unissued common stock, for example, could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of the Company or could be issued to purchasers who would support our Board of Directors in opposing a takeover proposal. In addition, the existence of authority to issue preferred stock, as well as the issuance of a series of the preferred stock, if approved, may have the effect of discouraging a challenge for control or making it less likely that such a challenge, if attempted, would be successful.
The authorization of preferred stock pursuant to this proposal will have no dilutive effect upon the proportionate voting power of our current shareholders. However, to the extent that shares of preferred stock having voting rights are issued to persons other than our current shareholders, or to current shareholders in different proportions, such issuance could have a dilutive effect.
None of our directors or executive officers has any financial or other personal interest in the authorization of serial preferred stock pursuant to this proposal.
If the amendment described in this proposal is approved, the officers of the Company will be directed to file with the Virginia State Corporation Commission articles of amendment to the Company’s articles of incorporation reflecting this amendment and any other amendments approved by the shareholders and Board of Directors.
Vote Required
The amendment to the Company’s articles of incorporation described above and as set forth in Appendix A must be approved by the affirmative vote of more than two-thirds of all votes entitled to be cast at the Annual Meeting. Abstentions and “broker non-votes” will have the same effect as a vote against the proposal.
The Board of Directors recommends that the shareholders of the Company vote “FOR” approval of the amendment to the articles of incorporation to authorize 2,000,000 shares of preferred stock.
PROPOSAL FOUR:
APPROVAL OF AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO
REVISE THE ARTICLE RELATING TO INDEMNIFICATION
The Board of Directors has approved, and recommends that our shareholders approve, an amendment to the Company’s articles of incorporation to revise the article relating to indemnification. The discussion below is qualified in its entirety by reference to the text of the proposed amendment to the articles of incorporation attached to this proxy statement as Appendix B.
Purposes of Revising the Article Relating to Indemnification
Under Virginia law, a corporation may offer to cover, and is sometimes required to cover, the expenses of an employee, officer or director who is sued in the course of performing his or her duties for the corporation. Before the Virginia Stock Corporation Act was amended in 2005, a corporation had to determine whether the person seeking such indemnification was acting in good faith with respect to the particular matter for which indemnification was sought. As amended, however, the Virginia Stock Corporation Act no longer obligates a corporation to make a determination about the person’s conduct prior to the conclusion of the legal matter, provided that the corporation obtains a written statement from the person indicating that he has a good faith belief that he is entitled to indemnification and that he will repay the corporation if a court determines otherwise.

The Board of Directors believes that amending the articles of incorporation to conform to changes in the Virginia Stock Corporation Act will improve the Company’s indemnification procedures. In addition, the Company is operating in an increasingly competitive environment, and while we compete for business, we also compete for talent. One important way to attract and retain a talented Board of Directors and management team is to provide the maximum indemnification protection allowed under Virginia law. Providing this protection will help the Company attract and retain experienced directors and officers and motivate them to act in the Company’s best interest without concern for themselves. Accordingly, the Board has determined that it is appropriate to propose to the shareholders the amendment described in this proposal.
The Proposed Amendment
The proposed amendment will largely rewrite the article on indemnification (Article 6). The following summarizes the substantive changes. In subparagraph A, definitions of the terms “applicant”, “expenses”, “liability”, “party” and “proceeding” have been added to group the definitions in one place and to provide further explanation of terms used in the article. Subparagraphs B, C, D, E, F and G have been added to eliminate the requirement that the Company make a determination as to whether to permit indemnification prior to agreeing to advance legal expenses. Those subparagraphs now provide that upon receipt of a written undertaking from the party seeking indemnification stating that the person has a good faith belief that he is entitled to indemnification under the article, and that the person will repay the Company if it is found that his conduct was not in good faith, the Company shall advance or reimburse reasonable expenses. Subparagraph H has been added to allow the Board of Directors, by majority vote of disinterested directors, to cause the Company to indemnify or contract to indemnify any person not specified in sections B or C of the article who may become a party to any proceeding because he is or was an employee or agent of the Company or is or was serving at the request of the Company. Subparagraph I was added to allow the Company to purchase and maintain insurance to cover the liability assumed in accordance with the article. Subparagraph J was added clarify the meaning of references in the article to directors, officers, employees and agents and to clarify that the indemnification under the article is not exclusive of any other rights to which any person may be entitled. New subparagraph K provides that each provision in the article is severable, so that if a court finds a portion of the article to be invalid, the remaining portions of the article are not affected.
If the amendment described in this proposal is approved, the officers of the Company will be directed to file with the Virginia State Corporation Commission articles of amendment to the Company’s articles of incorporation reflecting this amendment and any other amendments approved by the shareholders and Board of Directors.
Vote Required
The amendment to the Company’s articles of incorporation described above and as set forth in Appendix B must be approved by the affirmative vote of more than two-thirds of all votes entitled to be cast at the Annual Meeting. Abstentions and “broker non-votes” will have the same effect as a vote against the proposal.
The Board of Directors recommends that the shareholders of the Company vote “FOR” approval of the amendment to the articles of incorporation revising the article relating to indemnification.

PROPOSAL FIVE:
APPROVAL OF THE FAUQUIER BANKSHARES, INC. STOCK INCENTIVE PLAN
General
The Company’s Board of Directors has adopted, subject to shareholder approval, the Fauquier Bankshares, Inc. Stock Incentive Plan. The purpose of the plan is to promote the interests of the Company and its shareholders by strengthening our ability to attract, motivate and retain employees and directors upon whose judgment, initiative and efforts the financial success and growth of the business of the Company and the Bank largely depend.
The plan was adopted by the Board of Directors on March      , 2009, and is effective such date, subject to shareholder approval. The plan is to be used to grant restricted stock awards and stock options in the form of incentive stock options and nonstatutory stock options, and other stock-based awards to employees and directors of the Company (“participants”). The Company is asking shareholders to approve the plan because the Omnibus Plan, the Company’s existing stock option plan, which was approved by shareholders in 1998, will be expiring on December 31, 2009. Accordingly, no further grants will be made under that plan.
As adopted, the plan makes available up to 350,000 shares for issuance to participants under the plan. No more than 200,000 shares may be issued in connection with any type of award other than (i) stock appreciation rights (under the other stock-based awards provisions of the plan) or (ii) incentive stock options, which are eligible for more favorable tax treatment.
The more significant features of the plan are described below. In order to aid your understanding, the full text of the plan, as proposed for adoption and approval by shareholders, is provided in Appendix C to this proxy statement. In addition, a copy is available online in the Company’s proxy statement as filed with the Securities and Exchange Commission. The SEC’s website address is www.sec.gov.
The Board recommends that you approve the adoption of the Stock Incentive Plan. If the plan is approved, the Company will terminate the Omnibus Plan and no shares of the Company’s common stock will be available for issuance thereunder, other than shares already subject to outstanding equity awards under such plan.
Purpose
The purpose of the plan is to further the long-term stability and financial success of the Company by attracting and retaining employees and directors through the use of stock incentives and other rights that promote and recognize the financial success and growth of the Company. The Company believes that ownership of Company stock will stimulate the efforts of those persons upon whose judgment, interest and efforts the Company is and will be largely dependent for the successful conduct of its business and will further the identification of those persons’ interests with the interests of the Company’s shareholders.
Administration
The plan will be administered by the Compensation and Benefits Committee of the Board of Directors. The Committee has the power to select plan participants and to grant stock options, restricted stock and other stock-based awards on terms the Committee considers appropriate; however, any award made to a Committee member must be approved by the Board of Directors. In addition, the Committee has the authority to interpret the plan, to adopt, amend or waive rules or regulations for the plan’s administration, and to make all other determinations for administration of the plan.

Stock Options
Stock options granted under the plan may be incentive stock options or nonstatutory stock options. A stock option entitles the participant to purchase shares of common stock at the option price. The Committee will fix the option price at the time the stock option is granted, but the exercise price cannot be less than 100% of the shares’ fair market value on the date of grant. The amount of incentive stock options that may be exercisable for the first time in any calendar year is limited to a $100,000 exercise price per participant. The option exercise price may be paid in cash or with shares of common stock, or a combination of cash and common stock, if permitted under the participant’s option agreement. Stock options may be exercised at such times and subject to such conditions as may be prescribed by the Committee, provided they will not be exercisable after ten years from the grant date.
Restricted Stock
The plan also permits the grant of stock awards (shares of common stock) to participants. A stock award may be, but is not required to be, forfeitable or otherwise restricted until certain conditions are satisfied. These conditions may include, for example, a requirement that the participant complete a specified period of service or that certain objectives be achieved. Any restriction imposed on a stock award will be determined by the Committee.
Other Stock-Based Awards
The plan permits the grant of other types of equity-based or equity-related awards to participants in such amounts and subject to such terms and conditions as the Committee shall determine. These awards may involve the transfer of actual shares to participants or payment in cash or otherwise of amounts based on the value of shares of Company stock. The Committee will establish virtually all terms and conditions for any such award.
Transferability
In general, options and awards granted under the plan may not be assigned, transferred, pledged or otherwise encumbered by a participant, other than by will or the laws of descent and distribution. The plan permits the award of nonstatutory stock options that are transferable to immediate family members, in accordance with applicable securities laws.
Shares Subject to the Plan
The plan makes available up to 350,000 shares for issuance to plan participants. The maximum number of shares with respect to which stock options, restricted stock awards or other stock-based awards may be granted in any calendar year to any participant is 35,000 shares. To date, no stock options, restricted stock awards or other stock-based awards have been granted under the plan.
In general, if any stock option granted terminates, expires or lapses for any reason other than as a result of being exercised, or if shares issued pursuant to the plan are forfeited, the common stock subject to the forfeited stock option or restricted stock award will be available for further stock options and restricted stock awards.
Certain Federal Income Tax Consequences
Stock options. Generally, no federal income tax liability is incurred by a participant at the time a stock option is granted. If the stock option is an incentive stock option, no income will be recognized upon the participant’s exercise of the stock option. Income is recognized by a participant when he or she disposes of shares acquired under an incentive stock option. The exercise of a nonstatutory stock option generally is a taxable event that requires the participant to recognize, as ordinary income, the difference between the shares’ fair market value and the option exercise price.
The Company will be entitled to claim a federal business expense tax deduction on account of the exercise of a nonstatutory stock option. The amount of the deduction is equal to the ordinary income recognized by the participant. The Company generally will not be entitled to a federal income tax deduction on account of the grant or exercise of an incentive stock option, but may claim a federal income tax deduction on account of certain disqualifying dispositions of stock acquired upon the exercise of an incentive stock option.
Restricted stock. Federal income tax is incurred on the award of restricted stock when the stock first becomes transferable or is no longer subject to a substantial risk of forfeiture, unless the recipient of the restricted stock makes a Section 83(b) election to have the grant taxed as compensation income at fair market value on the date of grant. At that time, the employee recognizes income equal to the fair market value of the common stock.
Other awards. Other equity-based awards under the plan generally will result in ordinary income to the participant at the later of the time of delivery of cash, shares or other property, or (in the absence of an appropriate election) the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered cash, shares or other property. The Company generally would be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an award.
Changes in Capitalization and Similar Changes
In the event of any change in the outstanding shares of common stock by reason of any stock dividend, stock split, recapitalization or otherwise, the aggregate number of shares of common stock reserved under the plan, and the terms, exercise price and number of shares of any outstanding options or awards will be equitably adjusted by the Committee in its discretion to preserve the benefits of the options or awards for plan participants. For instance, a two-for-one stock split would double the number of shares reserved under the plan. Similarly, for outstanding stock options it would double the number of shares covered by each stock option and reduce its exercise price by one-half.

Securities Authorized for Issuance Under Equity Compensation Plans
The only equity compensation plan of the Company pursuant to which options, rights or warrants have or may be granted is the Omnibus Stock Ownership and Long-Term Incentive Plan. The following table summarizes information, as of December 31, 2008, relating to the Omnibus Plan.
Equity Compensation Plan Information

	Year Ended December 31, 2008
	Number of Shares		Number of Shares
	to be Issued Upon	Weighted-Average	Remaining Available
	Exercise	Exercise Price of	for Future Issuance
	of Outstanding	Outstanding	Under
	Options, Warrants	Options,	Equity Compensation
	and Rights	Warrants and Rights	Plans
Equity compensation plans approved by shareholders	66,480	$9.84	242,294 (1)
Equity compensation plans not approved by shareholders	10,700	$9.75	87,072 (2)
Total	77,180	$9.83	329,366

(1)	Consists of 242,294 shares available to be granted in the form of options, restricted stock or stock appreciation rights under the Omnibus Stock Ownership and Long-Term Incentive Plan.

(2)	Includes no shares available to be granted under the Non-Employee Director Stock Option Plan and 87,072 shares available to be granted under the Director Deferred Compensation Plan.
Vote Required
The Fauquier Bankshares, Inc. Stock Incentive Plan will be approved by shareholders if the votes cast in favor of the proposal exceed the votes opposing it.
The Board of Directors recommends that the shareholders of the Company vote “FOR” approval of the Fauquier Bankshares, Inc. Stock Incentive Plan.
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL
The Notice of Meeting, proxy material and proxy card are available at:
http://www.fauquierbank.com/InvestorRelations/documents

ANNUAL REPORT ON FORM 10-K
Financial statements of the Company are contained in the Form 10-K for the year ended December 31, 2008, which accompanies this proxy statement.
PROPOSALS FOR 2010 ANNUAL MEETING OF SHAREHOLDERS
The deadline for submitting shareholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2010 Annual Meeting of Shareholders is December 17, 2009. Any such proposal received at the Company’s principal executive offices after such date will be considered untimely and may be excluded from the proxy statement and form of proxy.
The deadline for submitting shareholder proposals (other than director nominations by shareholders) to be presented at the 2010 Annual Meeting of Shareholders, but which will not be included in the proxy statement and form of proxy relating to such meeting, is February 15, 2010. Any such proposal received by the Company’s principal executive offices after such date will be considered untimely and the persons named in the proxy for such meeting may exercise their discretionary voting power with respect to such proposal.
OTHER MATTERS
The Board of Directors is not aware of any other matters to come before the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournment thereof, including whether or not to adjourn the Annual Meeting.
RETURN OF PROXIES
Whether or not you expect to attend this Annual Meeting, please complete, date, sign and return your proxy card as promptly as possible to assure representation of your shares and help assure a quorum for the Annual Meeting. You may revoke your proxy at any time prior to its exercise.
Fauquier Bankshares, Inc.
By Order of the Board of Directors
C. H. Lawrence, Jr.
Chairman
Warrenton, Virginia
April 17, 2009

Appendix A
Proposed Amendment to the Company’s Articles of Incorporation
to Authorize 2,000,000 Shares of Preferred Stock
Article 3 of the Company’s Articles of Incorporation would be amended in its entirety as follows:
     3. Authorized Stock. The total number of shares of capital stock that the Corporation shall have authority to issue is 10,000,000, of which 8,000,000 shares shall be shares of common stock, par value $3.13 per share (“Common Stock”), and 2,000,000 shares shall be shares of preferred stock, par value $5.00 per share (“Preferred Stock”).
          A. Common Stock. Subject to the rights of holders of Preferred Stock and subject to any other provisions of these Articles of Incorporation or any amendment hereto, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared by the Board of Directors from time to time.
          B. Preferred Stock. Shares of Preferred Stock may be issued in one or more series. Subject to applicable laws, and only by adoption of an amendment to these Articles of Incorporation, the Board of Directors of the Corporation may determine the preferences, limitations and relative rights of any series of Preferred Stock before the issuance of any shares of that series. Such determination may include, without limitation, provisions with respect to voting rights (including rights with respect to any transaction of a specified nature), redemption, exchangeability, convertibility, distribution and preference on dissolution or otherwise. Each series shall be appropriately designated by a distinguishing designation prior to the issuance of any shares thereof. The Preferred Stock of all series shall have preferences, limitations and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those of shares of other series of the same class.

A-1

Appendix B
Proposed Amendment to the Company’s Articles of Incorporation
to Revise the Article Relating to Indemnification
Article 6 of the Company’s Articles of Incorporation would be amended in its entirety as follows:
     “6. Indemnification.
          A. In this Article:
          “applicant” means the person seeking indemnification pursuant to this Article.
          “expenses” includes counsel fees.
          “liability” means the obligation to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.
          “party” includes an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding.
          “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.
          B. In any proceeding brought by or in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, no director or officer of the Corporation shall be liable to the Corporation or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, whether prior or subsequent to the effective date of this Article, except for liability resulting from such person having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.
          C. The Corporation shall indemnify (i) any person who was or is a party to any proceeding, including a proceeding brought by a shareholder in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, by reason of the fact that he or she is or was a director or officer of the Corporation, or (ii) any director or officer who is or was serving at the request of the Corporation as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him or her in connection with such proceeding unless he or she engaged in willful misconduct or a knowing violation of the criminal law. A person is considered to be serving an employee benefit plan at the Corporation’s request if his or her duties to the Corporation also impose duties on, or otherwise involve services by, him or her to the plan or to participants in or beneficiaries of the plan. The Board of Directors is hereby empowered, by a majority vote of a quorum of disinterested Directors, to enter into a contract to indemnify any director or officer in respect of any proceedings arising from any act or omission, whether occurring before or after the execution of such contract.
          D. No amendment or repeal of this Article shall have any effect on the rights provided under this Article with respect to any act or omission occurring prior to such amendment or repeal. The Corporation shall promptly take all such actions, and make all such determinations, as shall be necessary or appropriate to comply with its obligation to make any indemnity under this Article and shall promptly pay or reimburse all reasonable expenses, including attorneys’ fees, incurred by any director or officer in connection with such actions and determinations or proceedings of any kind arising therefrom.
          E. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the applicant did not meet the standard of conduct described in section B or C of this Article.
          F. Any indemnification under section C of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the applicant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in section C.
          The determination shall be made:
          (i) By the Board of Directors by a majority vote of a quorum consisting of Directors not at the time parties to the proceeding;
          (ii) If a quorum cannot be obtained under subsection (i) of this section, by majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;
          (iii) By special legal counsel (which may include outside counsel regularly used by the Corporation so long as such counsel is not involved in the proceedings in question):
               (a) Selected by the Board of Directors or its committee in the manner prescribed in subsection (i) or (ii) of this section; or
               (b) If a quorum of the Board of Directors cannot be obtained under subsection (i) of this section and a committee cannot be designated under subsection (ii) of this section, selected by majority vote of the full Board of Directors, in which selection directors who are parties may participate; or
          (iv) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.
          Any evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is appropriate, except that if the determination is made by special legal counsel, such evaluation as to reasonableness of expenses shall be made by those entitled under subsection (iii) of this section F to select counsel.
          Notwithstanding the foregoing, in the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to this Article shall be made by special legal counsel agreed upon by the Board of Directors and the applicant. If the Board of Directors and the applicant are unable to agree upon such special legal counsel, the Board of Directors and the applicant each shall select a nominee, and the nominees shall select such special legal counsel.
          G. (i) The Corporation shall pay for or reimburse the reasonable expenses incurred by any applicant who is a party to a proceeding in advance of final disposition of the proceeding or the making of any determination under section F of this Article if the applicant furnishes the Corporation: (a) a written statement of his or her good faith belief that he or she has met the standard of conduct described in section C of this Article; and (b) a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet such standard of conduct.
     (ii) The undertaking required by paragraph (b) of subsection (i) of this section G shall be an unlimited general obligation of the applicant but need not be secured and may be accepted without reference to financial ability to make repayment.
     (iii) Authorizations of payments under this section shall be made by the persons specified in section F of this Article.
          H. The Board of Directors is hereby empowered, by majority vote of a quorum consisting of disinterested directors, to cause the Corporation to indemnify or contract to indemnify any person not specified in section B or C of this Article who was, is or may become a party to any proceeding, by reason of the fact that he or she is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in section C. The provisions of sections D through G of this Article shall be applicable to any indemnification provided hereafter pursuant to this section H.
          I. The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by him or her in any such capacity or arising from his or her status as such, whether or not the Corporation would have power to indemnify him or her against such liability under the provisions of this Article.
          J. Every reference herein to directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators. The indemnification hereby provided and provided hereafter pursuant to the power hereby conferred by this Article on the Board of Directors shall not be exclusive of any other rights to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Corporation or others, with respect to claims, issues or matters in relation to which the Corporation would not have the power to indemnify such person under the provisions of this Article. Such rights shall not prevent or restrict the power of the Corporation to make or provide for any further indemnity, or provisions for determining entitlement to indemnity, pursuant to one or more indemnification agreements, bylaws or other arrangements (including, without limitation, creation of trust funds or security interests funded by letters of credit or other means) approved by the Board of Directors (whether or not any of the directors of the Corporation shall be a party to or beneficiary of any such agreements, bylaws or arrangements); provided, however, that any provision of such agreements, bylaws or other arrangements shall not be effective if and to the extent that it is determined to be contrary to this Article or applicable laws of the Commonwealth of Virginia.
          K. Each provision of this Article shall be severable, and an adverse determination as to any such provision shall in no way affect the validity of any other provision.”

Appendix C
Fauquier Bankshares, Inc.
Stock Incentive Plan
     1. Purpose and Effective Date.
          (a) The purpose of the Fauquier Bankshares, Inc. Stock Incentive Plan (the “Plan”) is to further the long-term stability and financial success of the Company (as defined below) by attracting and retaining personnel, including employees, directors and consultants, through the use of stock incentives. The Company believes that ownership of Company Stock will stimulate the efforts of those persons upon whose judgment, interest and efforts the Company is and will be largely dependent for the successful conduct of its business and will further the identification of those persons’ interests with the interests of the Company’s shareholders. This Plan will supersede and replace the Fauquier Bankshares, Inc. Omnibus Stock Ownership and Long Term Incentive Plan, as amended and restated effective January 1, 2000, which expires December 31, 2009.
          (b) The Plan was adopted by the Board of Directors of the Company on March                     , 2009, subject to the approval of the Plan by the Company’s shareholders.
     2. Certain Definitions. The following terms have the meanings indicated:
          (a) Act. The Securities Exchange Act of 1934, as amended.
          (b) Applicable Withholding Taxes. The aggregate amount of federal, state and local income and payroll taxes that the Company is required to withhold (based on the minimum applicable statutory withholding rates) in connection with any exercise of an Option or the award, lapse of restrictions or payment with respect to Restricted Stock.
          (c) Award. The award of an Option, Restricted Stock or Other Stock-Based Award under the Plan.
          (d) Board. The Board of Directors of the Company.
          (e) Cause. Dishonesty, fraud, misconduct, gross incompetence, gross negligence, breach of a material fiduciary duty, material breach of an agreement with the Company (including, without limitation, any loyalty, noncompetition, non-solicitation, confidentiality and/or invention assignment agreement), unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Committee, which determination shall be binding. Notwithstanding the foregoing, if “Cause” is defined in an employment agreement between a Participant and the Company, “Cause” shall have the meaning assigned to it in such agreement.

          (f) Change in Control.
     (i) The acquisition by any Person (as defined below) of beneficial ownership of 20% or more of the then outstanding shares of common stock of the Company;
     (ii) Individuals who constitute the Board on the effective date of this Plan (the “Incumbent Board”) cease to constitute a majority of the Board, provided that any director whose nomination was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board, but excluding any such individual whose initial assumption of office is in connection with an actual or threatened election contest or actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of directors of the Company, as such terms are used in Rules 14a-11 and 12 under the Act;
     (iii) Approval by the shareholders of the Company and consummation of a reorganization, merger, share exchange or consolidation (a “Reorganization”), provided that shareholder approval of a Reorganization will not constitute a Change in Control if, upon consummation of the Reorganization, each of the following conditions is satisfied:
     (I) no Person beneficially owns 50% or more of either (1) the then outstanding shares of common stock or voting securities of the corporation or other entity resulting from the transaction or (2) the combined voting power of the then outstanding voting securities of such corporation or other entity entitled to vote generally in the election of members of the board of directors (or similar governing body); or
     (II) at least a majority of the members of the board of directors (or similar governing body) of the corporation or other entity resulting from the Reorganization were members of the Incumbent Board at the time of the execution of the initial agreement providing for the Reorganization; or
     (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, or of the sale or other disposition of all or substantially all of the assets of the Company.
     For purposes of this Section 2(f), “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) of the Act), other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company, and “beneficial ownership” has the meaning given the term in Rule 13d-3 under the Act.
          (g) Code. The Internal Revenue Code of 1986, as amended.

          (h) Committee. The Committee appointed to administer the Plan pursuant to Plan Section 15, or if no such Committee has been appointed, the Board.
          (i) Company. Fauquier Bankshares, Inc., a Virginia corporation.
          (j) Company Stock. Common stock of the Company. If the par value of the Company Stock is changed, or in the event of a change in the capital structure of the Company (as provided in Section 13), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.
          (k) Consultant. A person or entity rendering services to the Company who is not an “employee” for purposes of employment tax withholding under the Code.
          (l) Date of Grant. The effective date of an Award granted by the Committee.
          (m) Disability or Disabled. As to an Incentive Stock Option, a Disability within the meaning of Code Section 22(e)(3). As to all other Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.
          (n) Fair Market Value.
     (i) If the Company Stock is listed on any established stock exchange or quoted on any established stock market system, its Fair Market Value shall be the closing price for such stock on the Date of Grant as reported by such exchange or stock market system, or, if there are no trades on such date, the value shall be determined as of the last preceding day on which the Company Stock was traded.
     (ii) If the Company Stock is not publicly traded, the Fair Market Value shall be determined by the Committee using any reasonable method in good faith, provided that the fair market value of Company Stock subject to an Incentive Stock Option shall be determined in good faith within the meaning of Treasury Regulation § 1.422-2(e)(2).
     (iii) Fair Market Value shall be determined as of the Date of Grant specified in the Award.
          (o) Incentive Stock Option. An Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code Section 422.
          (p) Nonstatutory Stock Option. An Option that does not meet the requirements of Code Section 422, or that is otherwise not intended to be an Incentive Stock Option and is so designated.

          (q) Option. A right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.
          (r) Other Stock-Based Award. A right granted under Section 9.
          (s) Participant. Any individual who is granted an Award under the Plan.
          (t) Restricted Stock. Company Stock awarded upon the terms and subject to the restrictions set forth in Section 8.
          (u) Retirement. Means:
     (i) the termination of an employee’s employment under conditions which would constitute “normal retirement” or “early retirement” under any tax qualified retirement plan maintained by the Company;
     (ii) the termination of an employee’s employment after attaining age 65 (except in the case of termination for Cause); or
     (iii) the termination of a Non-Employee Director’s service as a member of the Board after attaining age 65.
          (v) Rule 16b-3. Rule 16b-3 promulgated under the Act, including any corresponding subsequent rule or any amendments to Rule 16b-3 enacted after the effective date of the Plan.
          (w) 10% Shareholder. A person who owns, directly or indirectly and within the meaning of Section 422 or 424 of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Code Section 424(d).
     3. General. Awards of Options or Restricted Stock may be granted under the Plan. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.
     4. Stock.
(a)	Subject to Section 13 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 350,000 shares of Company Stock; which may include authorized, but unissued, shares. Not more than 200,000 of such shares shall be available as any type of awards other than Incentive Stock Options or Stock Appreciation Rights. Shares allocable to Options granted under the Plan that expire or otherwise terminate and shares that are forfeited pursuant to restrictions on Restricted Stock awarded under the Plan may again be subjected to an Award under this Plan.

          (b) The maximum number of shares with respect to which an Award may be granted in any calendar year to any employee during such calendar year shall be 35,000 shares.
     5. Eligibility.
          (a) Any employee of, director of, or Consultant to the Company (including an employee of, director of, or consultant to an affiliate of the Company) who, in the judgment of the Committee, has contributed or can be expected to contribute to the profits or growth of the Company is eligible to become a Participant. The Committee shall have the power and complete discretion, as provided in Section 15, to select eligible Participants and to determine for each Participant the terms, conditions and nature of the Award and the number of shares to be allocated as part of the Award; provided, however, that any Award made to a member of the Committee must be approved by the Board. The Committee is expressly authorized to make an Award to a Participant conditioned on the surrender for cancellation of an existing Award.
          (b) The grant of an Award shall not obligate the Company to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.
          (c) Non-Employee Directors and Consultants shall not be eligible to receive the Award of an Incentive Stock Option.
     6. Stock Options.
          (a) Grant. Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the exercise price per share, whether the options are Incentive Stock Options or Nonstatutory Stock Options, and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become a stock option agreement between the Company and the Participant. A Participant’s stock option agreement shall set forth all restrictions on disposition and transfer applicable to the Option shares.
          (b) Exercise Price. The Committee shall establish the exercise price of Options. The exercise price of an Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant, provided that if the Participant is a 10% Shareholder, the exercise price of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of such shares on the Date of Grant.
          (c) Term. The Committee shall establish the term of each Option in the Participant’s stock option agreement. The term of an Incentive Stock Option shall not be longer than ten years from the Date of Grant, except that an Incentive Stock Option granted to a 10% Shareholder shall not have a term in excess of five years. No Option may be exercised after the expiration of its term or, except as set forth in the Participant’s stock option agreement, after the termination of the Participant’s employment.

          (d) Time of Exercise.
     (i) During Participant’s Employment. Options may be exercised during their terms in whole or in part at such times as may be specified by the Committee in the Participant’s stock option agreement. The Committee may impose such vesting conditions and other requirements as the Committee deems appropriate, and the Committee may include such provisions regarding a Change in Control as the Committee deems appropriate.
     (ii) After Participant’s Termination of Employment. The Committee shall set forth in the Participant’s stock option agreement when, and under what circumstances, an Option may be exercised after termination of the Participant’s employment or period of service; provided that no Incentive Stock Option may be exercised after the earlier of (a) (i) three months from the Participant’s termination of employment with the Company for reasons other than Disability or death, or (ii) one year from the Participant’s termination of employment on account of Disability or death; or (b) the expiration of the Option’s term.
     (iii) After Participant’s Death. If a Participant dies and if the Participant’s stock option agreement provides that part or all of the Option may be exercised after the Participant’s death, then such portion may be exercised by the executor or administrator of the Participant’s estate during the time period specified in the stock option agreement, but not later than the expiration of the Option’s term.
          (e) Limit on Exercise of Incentive Stock Options. An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable by the Participant for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of the Company and any parent or subsidiary of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Board may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.
          (f) Options Forfeited Upon Termination of Employment for Cause. If a Participant’s employment or services is terminated by the Company for Cause, the Participant’s Options, both vested and unvested, shall terminate as of the date of the misconduct, as determined by the Committee in its sole discretion.

     7. Method of Exercise of Options.
          (a) Exercise. Options may be exercised by giving written notice of the exercise to the Company, stating the Option being exercised and the number of shares the Participant has elected to purchase under the Option.
          (b) Payment. In no event shall any shares be issued pursuant to the exercise of an Option until the Participant has made full payment for the shares of Company Stock (including payment of the exercise price and any Applicable Withholding Taxes). Company Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows, provided that the Committee may impose such limitations and restrictions on payments with shares of Company Stock as the Committee, in its discretion, deems advisable:
     (i) in cash or by check, payable to the order of the Company;
     (ii) by delivery of Company Stock that the Participant has previously acquired and owned (valued at Fair Market Value on the date of exercise), provided that such method of payment is then permitted under applicable law and the Company Stock was owned by the Participant at least six months prior to such delivery (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes);
     (iii) by delivery of a properly executed exercise notice together with irrevocable instructions to a creditworthy broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the Committee, Applicable Withholding Taxes; or
     (iv) by any combination of the above permitted forms of payment.
          (c) Delivery of Shares. Upon the exercise of an Option in compliance with the provisions of this section, the receipt by the Company of the payment for the shares of Company Stock so acquired, and satisfaction of the provisions of this Section 7 of the Plan, the Company shall deliver or cause to be delivered, within a reasonable time, to the Participant exercising the Option, a certificate or certificates for the number of shares of Company Stock with respect to which the Option is exercised. The shares of Company Stock shall be registered in the name of the exercising Participant or in such name jointly with the Participant as the Participant may direct in the written notice of exercise. The Company may place on any certificate representing Company Stock issued upon the exercise of an Option any legend deemed desirable by the Company’s counsel to comply with federal or state securities laws. The Company may require of the Participant a customary indication of his or her investment intent.
          (d) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Company Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules, or regulations.
          (e) Disqualifying Disposition. If a Participant disposes of shares acquired upon exercise of an Incentive Stock Option within two (2) years from the date the Option is granted or within one (1) year after the issuance of such shares to the Participant, the Participant shall notify the Company of such disposition and provide information regarding the date of disposition, sale price, number of shares disposed of, and any other information relating thereto that the Company may reasonably request.
          (f) Compliance with Rule 16b-3. Notwithstanding anything herein to the contrary, Awards shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3.
     8. Restricted Stock Awards.
          (a) Grant. Whenever the Committee deems it appropriate to grant a Restricted Stock Award, notice shall be given to the Participant stating the number of shares of Restricted Stock for which the Award is granted, the Date of Grant, and the terms and conditions to which the Award is subject. Certificates representing the shares shall be issued in the name of the Participant, subject to the restrictions imposed by the Plan and the Committee. A Restricted Stock Award may be made by the Committee in its discretion without cash consideration.
          (b) Restrictions on Transferability and Vesting of Restricted Stock Awards. The Committee may place such restrictions on the transferability and vesting of Restricted Stock as the Committee deems appropriate, including restrictions relating to continued employment and financial performance goals. Without limiting the foregoing, the Committee may provide performance or Change in Control acceleration parameters under which all, or a portion, of the Restricted Stock will vest on the Company’s achievement of established performance objectives. Restricted Stock may not be sold, assigned, transferred, disposed of, pledged, hypothecated or otherwise encumbered until the restrictions on such shares shall have lapsed or shall have been removed pursuant to subsection (c) below.
          (c) Lapse of Restrictions on Transferability. The Committee shall establish as to each Restricted Stock Award the terms and conditions upon which the restrictions on transferability set forth in paragraph (b) above shall lapse. Such terms and conditions may include, without limitation, the passage of time, the meeting of performance goals, the lapsing of such restrictions as a result of the Disability, death or retirement of the Participant, or the occurrence of a Change in Control.

          (d) Rights of the Participant and Restrictions. A Participant shall hold shares of Restricted Stock subject to the restrictions set forth in the Award agreement and in the Plan. In other respects, the Participant shall have all the rights of a shareholder with respect to the shares of Restricted Stock, including, but not limited to, the right to vote such shares and the right to receive all cash dividends and other distributions paid thereon. Certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant’s Award agreement. If stock dividends are declared on Restricted Stock, such stock dividends or other distributions shall be subject to the same restrictions as the underlying shares of Restricted Stock and shall be paid no later than 2 1/2 months after the end of the year in which the underlying Restricted Stock vests.
     9. Other Stock-Based Awards.
          (a) The Committee is authorized to grant other types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted shares of Company Stock) to Participants in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards shall be referred to as “Other Stock-Based Awards.” Each such Other Stock-Based Award may involve the transfer of actual shares to Participants or payment in cash or otherwise of amounts based on the value of shares of Company Stock. Awards under the Company’s Long-Term Incentive Plan shall be allocated from Company Stock reserved under Section 4(a) of this Plan.
          (b) Each Other Stock-Based Award shall be expressed in terms of shares or units or an equivalent measurement based on shares, as determined by the Committee. If the value of an Other Stock-Based Award will be based on the appreciation of shares from an initial value determined as of the date of grant, then such initial value shall not be less than the Fair Market Value of a share on the date of grant of such Other Stock-Based Award.
     10. Applicable Withholding Taxes. Each Participant shall agree, as a condition of receiving an Award, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all Applicable Withholding Taxes with respect to the Award. Until the Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificates (or, in the case of Restricted Stock, no stock certificates free of a restrictive legend) shall be issued to the Participant. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Tax obligations, the Committee may establish procedures permitting the Participant to elect to (a) deliver shares of already owned Company Stock or (b) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Committee to avoid a charge to earnings for financial accounting purposes and in accordance with Rule 16b-3.

     11. Nontransferability of Awards.
          (a) In general, Awards, by their terms, shall not be transferable by the Participant except by will or by the laws of descent and distribution or except as described below, without prior written approval from the Committee. Options shall be exercisable, during the Participant’s lifetime, only by the Participant or by his guardian or legal representative.
          (b) Notwithstanding the provisions of (a) and subject to federal and state securities laws, the Committee may on a case by case basis grant or amend Nonstatutory Stock Options that permit a Participant to transfer the Options to one or more immediate family members, to a trust for the benefit of immediate family members, or to a partnership, limited liability company, or other entity the only partners, members, or interest-holders of which are among the Participant’s immediate family members. Consideration may not be paid for the transfer of Options. The transferee of an Option shall be subject to all conditions applicable to the Option prior to its transfer. The agreement granting the Option shall set forth the transfer conditions and restrictions. The Committee may impose on any transferable Option and on stock issued upon the exercise of an Option such limitations and conditions as the Committee deems appropriate in its sole discretion.
     12. Termination, Modification, Change.
          (a) If not sooner terminated by the Board, this Plan shall terminate at the close of business on December 31, 2019. The Board may at any time terminate, suspend, or modify the Plan; provided that the Board shall not, without stockholder approval, make any revision or amendment that would cause the Plan to fail to comply with any requirement of applicable law, regulation, or rule if such amendment were not approved by the stockholders of the Company including, (1) increasing the total number of shares of Company Stock reserved for issuance pursuant to Awards granted under the Plan (except pursuant to Section 13), (2) expanding the class of persons eligible to receive Awards, or (3) materially increasing the benefits accruing to Participants under the Plan. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Awards as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder.
          (b) No Awards shall be made under the Plan after its termination, and no termination or amendment of the Plan shall, without the consent of the Participant or his Beneficiary, adversely affect a Participant’s rights under an Award previously granted to him, but it shall be conclusively presumed that any adjustment to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder or any adjustment pursuant to Section 13, does not adversely affect any such right.
          (c) Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Other Stock-Based Awards or cancel outstanding

Options or Other Stock-Based Awards in exchange for cash, other Awards or Options or Other Stock-Based Awards with an exercise price that is less than the exercise price of the original Options or Other Stock-Based Awards without shareholder approval.
     13. Change in Capital Structure.
          (a) In the event of a stock dividend, stock split or combination of shares, spin-off, reorganization, recapitalization or merger in which the Company is the surviving corporation, or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the exercise price of options, and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.
          (b) In the event of a reorganization, recapitalization or merger in which the Company is the surviving corporation, the result of which is that the Company becomes a majority owned subsidiary of another entity (the “Parent”), then the Committee may take such actions with respect to Awards as the Committee deems appropriate (whose determination shall be binding on all persons), including without limitation causing any such Award then outstanding to be assumed, or new rights substituted therefor, by the Parent.
          (c) In the event the Company distributes to its stockholders a dividend, or sells or causes to be sold to a person other than the Company or a subsidiary shares of stock in any corporation (a “Spinoff Company”) which, immediately before the distribution or sale, was a majority owned subsidiary of the Company, the Committee shall have the power, in its sole discretion, to make such adjustments as the Committee deems appropriate. The Committee may make adjustments in the number and kind of shares or other securities to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the exercise price of Options, and other relevant provisions, and, without limiting the foregoing, may substitute securities of a Spinoff Company for securities of the Company. The Committee shall make such adjustments as it determines to be appropriate, considering the economic effect of the distribution or sale on the interests of the Company’ s shareholders and the Participants in the businesses operated by the Spinoff Company. The Committee’s determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.
          (d) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes. The Committee shall make its determinations consistent with Rule 16b-3 and the applicable provisions of the Code.

          (e) To the extent required to avoid a charge to earnings for financial accounting purposes, adjustments made by the Committee pursuant to this Section 13 to outstanding Awards shall be made so that both (i) the aggregate intrinsic value of an Award immediately after the adjustment is not greater than or less than the Award’s aggregate intrinsic value before the adjustment and (ii) the ratio of the exercise price per share to the market value per share is not reduced.
     14. Change in Control. In the event of a Change in Control of the Company, the Committee may take such actions with respect to Awards as the Committee deems appropriate. These actions may include, but shall not be limited to, the following:
          (a) At the time the Award is made, provide for the acceleration of the vesting schedule relating to the exercise or realization of the Award so that the Award may be exercised or realized in full on or before a date initially fixed by the Committee;
          (b) Provide for the purchase or settlement of any such Award by the Company for any amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of a Participant’s rights had such Award been currently exercisable or payable;
          (c) Make adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control; provided, however, that to the extent required to avoid a charge to earnings for financial accounting purposes, such adjustments shall be made so that both (i) the aggregate intrinsic value of an Award immediately after the adjustment is not less than or greater than the Award’s aggregate intrinsic value before the Award and (ii) the ratio of the exercise price per share to the market value per share is not reduced; or
          (d) Cause any such Award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving corporation in such Change in Control.
     15. Administration of the Plan.
          (a) The Plan shall be administered by the Committee, who shall be appointed by the Board. If no Committee is appointed, the Plan shall be administered by the Board. To the extent required by Rule 16b-3, all Awards shall be made by members of the Committee who are “Non-Employee Directors” as that term is defined in Rule 16b-3, or by the Board. Awards that are intended to be performance-based for purposes of Code Section 162(m) shall be made by the Committee, or subcommittee of the Committee, comprised solely of two or more “outside directors” as that term is defined for purposes of Code Section 162(m).
          (b) Subject to the express provisions of the Plan, the Committee shall have full and final authority to impose such limitations or conditions upon an Award as the Committee deems appropriate to achieve the objectives of the Award and the Plan. Without limiting the foregoing and in addition to the powers set forth elsewhere in the Plan, the Committee shall have the power and complete discretion to determine (i) which eligible persons shall receive an Award and the nature of the Award, (ii) the number of shares of Company Stock to be covered by each Award, (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (iv) the Fair Market Value of Company Stock, (v) the time or times when an Award shall be granted, (vi) whether an Award shall become vested over a period of time, according to a performance-based vesting schedule or otherwise, and when it shall be fully vested, (vii) the terms and conditions under which restrictions imposed upon an Award shall lapse, (viii) to the extent permissible under Code Section 409A, whether a Change in Control exists, (ix) factors relevant to the lapse of restrictions on Restricted Stock or Options, (x) when Options may be exercised, (xi) whether to approve a Participant’s election with respect to Applicable Withholding Taxes, (xii) conditions relating to the length of time before disposition of Company Stock received in connection with an Award is permitted, (xiii) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xiv) any additional requirements relating to Awards that the Committee deems appropriate.
          (c) The Committee shall have the power to amend the terms of previously granted Awards so long as the terms as amended are consistent with the terms of the Plan and, where applicable, consistent with the qualification of an Option as an Incentive Stock Option. The consent of the Participant must be obtained with respect to any amendment that would adversely affect the Participant’s rights under the Award, except that such consent shall not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Award.
          (d) The Committee may adopt rules and regulations for carrying out the Plan. The Committee shall have the express discretionary authority to construe and interpret the Plan and the Award agreements, to resolve any ambiguities, to define any terms, and to make any other determinations required by the Plan or an Award agreement. The interpretation and construction of any provisions of the Plan or an Award agreement by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.
          (e) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.
     16. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally, electronically, or mailed first class, postage prepaid, as follows: (a) if to the Company - at its principal business address to the attention of the Secretary; (b) if to any Participant — at the last address of the Participant known to the sender at the time the notice or other communication is sent.
     17. Compliance with Code Section 409A. To the extent applicable, this Plan is intended to comply with Section 409A of the Code, and the Committee shall interpret and administer the Plan in accordance therewith. In addition, any provision, including, without limitation, any definition, in this Plan document that is determined to violate the requirements of Section 409A of the Code shall be void and without effect and any provision, including, without limitation, any definition, that is required to appear in this Plan document under Section 409A of the Code that is not expressly set forth shall be deemed to be set forth herein, and the Plan shall be administered in all respects as if such provisions were expressly set forth. In addition, the timing of certain payment of benefits provided for under this Plan shall be revised as necessary for compliance with Section 409A of the Code.
     18. Interpretation and Governing Law. The terms of this Plan and Awards granted pursuant to the Plan shall be governed, construed and administered in accordance with the laws of the Commonwealth of Virginia, excluding any choice of law rules or principles that might otherwise refer construction or interpretation of any provision of the Plan or an Agreement to the substantive law of another jurisdiction. The Plan and Awards are subject to all present and future applicable provisions of the Code and, to the extent applicable; they are subject to all present and future rulings of the Securities and Exchange Commission with respect to Rule 16b-3. If any provision of the Plan or an Award conflicts with any such Code provision or ruling, the Committee shall cause the Plan to be amended, and shall modify the Award, so as to comply, or if for any reason amendments cannot be made, that provision of the Plan or the Award shall be void and of no effect.
     IN WITNESS WHEREOF, the Company has caused this Plan to be adopted this                     th day of March, 2009.

Fauquier Bankshares, Inc.

By:

Name:	C.H. Lawrence, Jr.

Title:	Chairman

ANNUAL MEETING OF SHAREHOLDERS OF FAUQUIER BANKSHARES, INC. May 19, 2009 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.fauquierbank.com/lnvestorRelations/documents Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. EDt3D3D3D3DDDD0DDDDD DS11D1 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS PRESENTED. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. The election as directors of all nominees listed (except as marked to the contrary below): .. NOMINEES: | for all nominees OJohn B. Adams, Jr. Class I OJohn J. Norman, Jr. Class I ? withhold authority O            Randolph D. Frostick Class I for all nominees OJay B. Keyser            Class I OC. H. Lawrence, Jr. Class III ? for all except O Eric P. Graap            Class III (See instruction below) FOR AGAINST ABSTAIN 2. The ratification of the selection of Smith Elliott Kearns & F~\ j Company, LLC, as independent public accountants for the Company for 2009. 3. To approve an amendment to the Company’s Articles of            I I I I I I Incorporation to authorize 2,000,000 shares of preferred— — — stock. 4. To approve an amendment to the Company’s Articles of            I I            j Incorporation to revise the Article relating to indemnification. 5. To approve the Fauquier Bankshares, Inc. Stock Incentive            I I | 1 Plan. ‘—’ ‘—’ ‘—’ 2. 2.INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee for whom you wish to withhold authority, as shown here: 9 To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that ] j changes to the registered name(s) on the account may not be submitted via            I 1
this method. This proxy is revocable and will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all director nominees in Proposal One and FOR Proposals Two through Five. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxy holders in their best judgment. At the present time, the proxy holders know of no other business to be presented at the Annual Meeting. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders and Proxy Statement dated April 17, 2009 and of the 2008 Annual Report to Shareholders. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Signature of Shareholder Date: Signature of Shareholder | | Date: I Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the sianer is a coraoration. olease sion full coroorate nam e bv dulv authorized officer, aivina full title as such. If sianer is a DartnershiD. Dlease sian in DartnershiD name bv authorized Derson.

REVOCABLE PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FAUQUIER BANKSHARES, INC. ANNUAL MEETING OF SHAREHOLDERS May 19, 2009, 9:30 a.m. Eastern Time The undersigned hereby appoints Douglas C. Larson, Brian S. Montgomery and Sterling T. Strange, III and each of them (with full power to act without the others) to act as proxy for the undersigned, and to vote all shares of Common Stock of Fauquier Bankshares, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held on May 19, 2009, at 9:30 a.m. Eastern Time, at Poplar Springs Inn Spa, Rogues Road, Casanova, Virginia, and at any adjournments thereof, as set forth on the reverse side. (Continued and to be marked on the other side.)